Exhibit 99

The Audit Committee of the Board Continental Materials Corporation of Directors of Valuation of Common Shares As of April 2, 2020 Private and Confidential

Disclaimer Confidential Information Prepared for the Audit Committee of the Board of Directors of Continental Materials Corporation THE ENCLOSED MATERIALS WERE COMPILED ON AN INDEPENDENT BASIS AT THE REQUEST OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF CONTINENTAL MATERIALS CORPORATION (“CMC”), FOR USE BY CMC’S SHAREHOLDERS IN ASSESSING VALUATION ISSUES ASSOCIATED WITH THE TENDER OFFER FROM BEE STREET HOLDINGS, LLC (“BEE STREET”) WITH AN OFFER PRICE OF $9.50 PER COMMON SHARE (THE “TENDER OFFER’). THIS DOCUMENT WAS PREPARED WITH A VIEW TOWARD PUBLIC DISCLOSURE WITH THE PURPOSE OF PROVIDING ADDITIONAL INFORMATION FOR CMC SHAREHOLDERS. THIS DOCUMENT SHOULD NOT BE CONSIDERED A RECOMMENDATION TO BUY OR SELL SECURITIES AND WAS NOT PREPARED TO CONFORM WITH ANY DISCLOSURE STANDARDS UNDER THE FEDERAL SECURITIES LAWS. NEITHER VALUE INCORPORATED (“VALUE”) NOR ANY OF ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, ADVISORS, AGENTS, OR REPRESENTATIVES WARRANTS THE ACCURACY OR COMPLETENESS OF ANY OF THE DATA PROVIDED BY CMC. NOTHING CONTAINED IN THE ENCLOSED MATERIAL IS, OR SHOULD BE CONSTRUED AS, AN OPINION OF FAIRNESS OR PROMISE AS TO FUTURE PERFORMANCE. ESTIMATES, PROJECTIONS AND RESULTING VALUATIONS CONTAINED IN THE ENCLOSED MATERIAL WERE PREPARED WITH OR DERIVED FROM INFORMATION AVAILABLE IN THE PUBLIC DOMAIN AS WELL AS PRIVATE INFORMATION PROVIDED BY CMC AT VALUE’S REQUEST. ACCORDINGLY, NO REPRESENTATION OR WARRANTY CAN BE OR IS MADE BY VALUE AS TO THE ACCURACY OR ACHIEVABILITY OF ANY SUCH ESTIMATES, PROJECTIONS OR VALUATIONS. VALUE IS INDEPENDENT OF CMC, THE CMC BOARD OF DIRECTORS, BEE STREET AND DOES NOT HAVE ANY CURRENT OR PERSPECTIVE INSTEREST IN CMC OR ITS ASSETS. OUR FEE IS NEITHER CONTINGENT ON THE RESULTS OF OUR ANALYSIS. 1

Table of Contents Section 1. Overview of VALUE Incorporated 2. Scope of Engagement 3. Tender Offer Summary 4. Company Background 5. Financial Summary 6. Valuation Analysis 7. Conclusions Supplemental Schedules 2

Section 1 Overview of VALUE Incorporated 3

Overview of VALUE Incorporated VALUE Incorporated is a financial valuation and consulting firm specializing in the valuation of businesses, securities, and intellectual property for a wide variety of purposes including transactions, financial and tax reporting, and litigation VALUE has performed financial analyses and consulting for over 3,000 engagements since its inception in 2000 relating to a wide variety of companies, ranging from closely held businesses to global private and publicly trade corporations in virtually every industry sector VALUE has performed numerous valuations of companies in active in the same industries as the business segments of CMC David N. Fuller, CFA, ASA, President, has more than 30 years of experience in valuation and has performed numerous engagements involving companies in the construction materials industry • • • • 4

Section 2 Scope of Engagement 5

Scope of Engagement VALUE has been engaged to provide an independent valuation analysis regarding the reasonable range of fair market value of CMC’s common stock at the direction of the Audit Committee of the Board of Directors of CMC in relation to the Bee Street Tender Offer. The scope of the engagement is to determine the fair market value of the common stock of CMC on a per share basis, based on the most recent financial, market and economic data available Our valuation opinion is dated April 2, 2020, and takes into account economic, market and financial data available through March 31, 2020 For purposes of our valuation, we defined “fair market value” as the cash or cash-equivalent price at which property would be exchanged between a willing buyer and a willing seller, both being informed of the relevant facts and neither being compelled to buy or sell The level of value associated with our valuation conclusion is consistent with a minority interest in a publicly traded company VALUE has never provided services to CMC, Bee Street, its assets or its subsidiaries prior to this engagement VALUE has considered the extraordinary economic market and circumstances created by the recent coronavirus pandemic (“COVID-19”), and its affect on the value of CMC as of the Valuation Date. VALUE has not considered the benefits which may be available to CMC under the recently passed Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) • • • • • • 6

Current Economic Environment The 2019 novel coronavirus disease, COVID-19, is • caused by a previously unidentified virus, SARS-CoV-2 COVID-19 currently does not have a vaccination • The virus is thought tospreadmainly from • person-to-person according tothe Centersfor Disease Control and Prevention (“CDC”) The U.S. now has more COVID-19 cases than any other country • COVID-19representsanalmostunprecedented challenge to the global economy inclusive of U.S. domestic commercial construction markets CARES Act may offset some of these challenges While market values of publicly traded securities have widely declined, the economic impact of mitigation Source: John Hopkins University & Medicine, Coronavirus Resource Center; Tableau Data • • • efforts such as stay-at-home closures have the potential disruptions in operations for industry sectors orders and business to cause significant businesses in many COVID-19 began to impact the economy and markets after the Tender Offer was announced • Note: Seasonally adjusted, latest figure is preliminary Source(s): U.S. Department of Labor; National Bureau of Economic Research 7

Information Sources Relied Upon In performing our analysis, we considered the following sources of information: • Historical SEC filings of CMC Historical audited financial statements of CMC Additional financial internal financial statements, supplemental financial information, management forecasts and other internal data relating to CMC’s business and financial prospects that were provided to Value by CMC management Discussions with members of CMC’s senior management concerning business and financial prospects The Tender Offer Statement on Schedule TO (“Tender Offer”) filed by Bee Street with the Securities and Exchange Commission (“SEC”) on February 18, 2020, as amended on February 27, 2020, which specified the terms and conditions set forth in the Tender Offer Additional transaction documents, disclosure schedules and agreements related to the Tender Offer Publicly available information regarding the industry in which CMC operates Publicly available information regarding publicly-traded companies determined comparable to CMC Publicly available information regarding precedent transactions involving companies determined comparable to CMC Other financial, economic and market data VALUE gathered from publicly-available sources • • • • • • • • • • 8

Valuation Methodologies Discounted Cash Flow Analysis • Based on a forecast of unlevered, future net cash flows Forecast new cash flows represent the amount that can be distributed to capital providers each year without impairing the company’s ability to operate, grow and reinvest as reflected in the projection Value is indicated by the present value of the future cash flows and estimated terminal value at the end of the projection period Present value is calculated using a discount rate reflective of the weighted-average cost of capital • • • • Guideline Public Company Analysis • Based on selected comparable publicly traded companies Valuation multiples are observed for the publicly traded companies based on their market capitalization Applied multiples are selected based on detailed comparisons of subject to the comparable companies in the areas of profitability, efficiency, liquidity, growth and other factors • • • Precedent Transactions Analysis • Based on selected mergers and acquisitions involving comparable companies Valuation multiples are observed for the comparable companies based on their transaction prices Applied multiples are selected based on detailed comparisons of subject to the comparable companies in the areas of profitability, liquidity, growth and other factors • • • 9

COVID-19 Impact on Valuation Methodologies Economic and Market Impact • Nationwide, stay-at-home orders are in place and businesses deemed non-essential have been ordered to close in an effort to slow the spread of COVID-19, causing a slowdown which will affect most sectors of the economy The impact of COVID-19 showed up in equity market beginning in late February 2020. The S&P500 closed at its recent high of 3,386 on February 19, 2020, one day after the Tender Offer was announced. Since that time, the index has declined by 23.7% through March 31, 2020 to 2,585 • • Discounted Cash Flow Analysis • As a result of the economic impact of COVID-19, management has given guidance regarding modifications to its forecast, expecting a 15% drop in revenue across its operation segments. Cost of goods sold expenses were expected to be managed to maintain gross margin and SG&A expenses were expected to remain consistent These forecast modifications reduced the Company’s indicated value, and there is a higher level of uncertainty regarding forecast future results than would typically be expected • • Guideline Public Company Analysis • The market impact has reduced values and multiples observed for comparable companies These reduced multiples reflect both the market’s expectations regarding the economic impact of COVID-19 on companies and the market’s changing expectations regarding growth and risk This is the most objective valuation methodology currently available • • • Precedent Transactions Analysis • Unlike the prices of comparable public companies which re-price in real time, precedent transactions are priced only at the time of the transaction. Accordingly, the precedent transactions analysis is necessarily based on valuation multiples derived from deals priced under different economic circumstances Moreover, in most cases, forward earnings estimates are not available for acquisition targets. Accordingly, multiples are calculated based on trailing measures of revenue and profitability which don’t consider the expected impact of COVID-19 For these reasons, the Precedent Transactions Analysis is the least relevant valuation approach presently • • • 10

Section 3 Transaction Summary 11

Transaction Summary Parties to Tender Offer (“Offer to Purchase”) • Bee Street Holdings LLC (“Buyer” or “Bee Street”) • As of the date of the Offer to Purchase, Bee Street beneficially owned 1,027,171 Shares or approximately 58.4% of the outstanding Shares on a fully diluted basis (inclusive of Phantom Stock) Continental Materials Corporation (“Target” or the “Company”) • • Tender Offer Consideration • Buyer offers to purchase all of the outstanding common stock, $0.25 par value per share (each a “Share” and together the “Shares”), of CMC, not currently held by Bee Street, at a price of $9.50 per Share, net to the seller in cash, without interest, less any applicable withholding taxes (the “Offer Price”) Transaction Structure • • After consummation of the Offer and if the Minimum Tender Condition and the Majority Minority Condition are satisfied and certain other conditions are waived or satisfied, a wholly-owned subsidiary of Bee Street, Bee Street II, Inc., a Delaware corporation ("Bee Street II"), will promptly merge with and into CMC, subject to certain conditions, with CMC continuing as the surviving corporation (the "Surviving Corporation") (such transaction, the "Merger"). In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than (i) Shares held by CMC as treasury stock, (ii) Shares held by stockholders who properly exercise appraisal rights under the General Corporation Law of the State of Delaware (the "DGCL"), or (iii) Shares held by Bee Street and its affiliates) will be converted into the right to receive an amount of merger consideration equal to the Offer Price, net to the holder in cash, without interest thereon and subject to any required tax withholding • 12

Overview of Transaction Enterprise Value

$ USD in Thousands Except for $ per Share Figures

Overview of Enterprise Value Derivation		
Price Per Common Share	**$**	**9.50**
Common Stock Consideration	$	16,724.6
Aggregate Transaction Value	**$**	**16,724.6**
Plus: Debt	$	800.0
Plus: Present Value of Reclamation, Wind-Down Costs and Property Sale		15,138.6
Plus: Earnouts from Acquisitions		1,322.0
Plus: Unfunded Retirement Liability		1,250.0
Plus: Castle Aggregates Deficit Working Capital		451.1
Less: Present Value of NOL Usage		(2,538.7)
Less: Phantom Stock Grant Tax Shield		(190.4)
Less: Cash and Cash Equivalents		(178.0)
Implied Enterprise Value	**$**	**32,779.2**

Equity Analysis	
Share Count Calculation	**3/31/2020**
Common Shares Outstanding	1,675,484
Preferred Shares Outstanding	-
Phantom Stock Shares	85,000
Common Stock Equivalents, Warrants or Other Convertible Securities	-
Diluted Shares Outstanding	1,760,484

VALUE INCORPORATED

13

CMC Common Share Price Measures with Implied Premiums $ per Share Figures Source: Company financials, Bloomberg and Capital IQ Note: VWAP premiums based on period ending March 31, 2020 14 Announcement Date $ 9.35 $ 9.50 1.6% 52-Week Low Year-to-date ("YTD") VWAP 1-Year VWAP 30-Day VWAP 6.86 9.50 8.59 9.50 9.35 9.50 38.5% 10.6% 1.6% 9.45 9.50 0.5% 60-Day VWAP 8.60 9.50 10.4% 90-Day VWAP 9.35 9.50 1.6% Share Price Purchase Price Implied Premium

Section 4 Company Background 15

Company Snapshot

Key Metrics

~$113 Million
2019 Consolidated Revenue

-4.6% CAGR
Consolidated Revenue 4-Year Compound Annual Growth Rate

460 Employees
As of December 28, 2019

5 Acquisitions
1 Divestiture
Significant Company transformation in 2019

$15,000,000
Beneficiary of litigation settlement as disclosed on January 15, 2019

> $30,000,000
Future expenditures relating to reclamation of aggregates properties

Overview

- Founded in 1954, Continental Materials Corporation, together with its subsidiaries, produces and sells heating, ventilation and air conditioning ("HVAC") products and construction products in North America
- CMC's HVAC segment offers gas-fired wall furnaces, console heaters, and fan coils, as well as evaporative coolers. CMC sells its HVAC products through plumbing, heating, and air conditioning wholesale distributors, as well as directly to retail home-centers and other retail outlets and HVAC installing contractors and equipment manufacturers for commercial applications
- CMC's Doors segment provides construction supplies and hollow metal and wood doors, door frames and related hardware, lavatory fixtures, and electronic access and security systems
- CMC's Construction Materials segment consists of its rebar operation, Castle Rebar & Supply

Revenue and EBITDA Growth

($ in Millions)



$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$-
$(20.0)

	2018A	2019A	2020E	2021E	2022E
Revenue	$100.9	$113.3	$113.2	$127.0	$141.7
EBITDA	0.2	(7.5)	0.2	3.0	6.5

Revenue EBITDA Linear (EBITDA)

Revenue by Segment

(2019)



Construction Materials, 6.0%
Doors, 21.5%
HVAC, 72.5%

16

2019 Revenue Breakdown WILLIAMS WFC Comfort Products HVAC PMI PHOENIX"' Segment .p-c-ctcan WIIEA7lEY HVAC JtltOOUCTS• GFP QvAIE InOvate Doors McKIUINEY Door& Hard•..,. • Rebar Fastrac Serenity Other Wr't"OII) Castle Corporate R£BAR & SUPPLY 17 Consolidated

Annotated Trading History - Price & Volume ----------------------;========================:::;----;:=========================;,-250,000 $35.00 entered into a definitive agreement to $30.00 200,000 $25.00 150,000 $20.00 $15.00 100,000 $10.00 50,000 Wheatley HVAC and Global Flow $5.00 $-0 ..._'0 ..._'0 ..._'0 "'b "C) "C) "C) "C} ..._(J-r::. ...."' <::> : "' "' '!:>" ""' - rd-"' "'> rd-"' "'> Price --Linear (Key Event) - Volume Key Event 18 ounces $15,000,000 06/03/19 CMC acquires American Products LLC 01/15/19 Continental ann Litigation Settlement of 03/27/19 Continental announces intention to seek acquisitions 02/18120 Bee Street Holdings LLC acquireCMC 02/01/19 Continental announces sale of Transit Mix Concrete Company 06/17/19 CMC acquires !nOvate 05/20/19 Continental acquires Serenity and Fastrac

CMC Ownership Breakdown Bee Street Holdings LLC Gidwitz Family Franklin Resources, Inc. (NYSE:BEN) Dimensional Fund Advisors L.P. Minerva Advisors LLC Gidwitz, James G. (Chairman of the Board & CEO) Perritt Capital Management, Inc. RBF Capital LLC Thieriot, Peter E. (Independent Director) Trent, Darrell M. (Independent Director) 1,021,171 60,006 60,000 47,481 35,258 33,140 28,197 26,190 21,833 21,833 60.9% 3.6% 3.6% 2.8% 2.1% 2.0% 1.7% 1.6% 1.3% 1.3% All Remaining Shareholders 320,375 19.1% Source: S&P Capital IQ and SEC Filings (1) Based on the latest available data through S&P CapitalIQ 19 Total Outstanding1,675,484100.0% Top 10 Shareholders1,355,10980.9% ShareholderShares% of Outstanding Ownership

Section 5 Financial Summary 20

Financial Statement Analysis Periods Observed • Examined audited financial statements for the fiscal years ended January 2, 2016 through December 28, 2019 Examined internal financial statements for all currently owned businesses from January 2018 through December 2019 • • Trends Observed • Negative trends observed for Revenue, EBITDA and EBIT Revenue compound annual growth rate (“CAGR”) of -4.6% for the 4-year period ended December 28, 2019 Operating expenses have ranged between $20.8 million and $32.1 million since fiscal year 2015 with revenue falling from $136.8 million to $113.2 million EBITDA margins have decreased from 3.4% for fiscal year 2015 to -6.7% for fiscal year 2019 Stockholder’s equity has exhibited a CAGR of -7.7% for the 4-year period ended December 28, 2019 • • • • • Other Risks • Near term risk associated with the COVID-19 pandemic sentiment and in turn commercial construction growth and its possible impact with respect to consumer • 21

Historical Balance Sheets

$ USD in Thousands

	As Reported					Common Size					
As of:	1/2/2016	12/31/2016	12/30/2017	12/29/2018	12/28/2019	1/2/2016	12/31/2016	12/30/2017	12/29/2018	12/28/2019	Average
Assets											
Cash	$ 547	$ 301	$ 507	$ 594	$ 178	0.7%	0.4%	0.6%	0.8%	0.2%	0.5%
Accounts Receivable	22,715	22,359	24,227	15,321	21,555	30.0%	28.7%	29.4%	20.2%	24.0%	26.4%
Accounts Receivable - Other	-	32	-	874	911	0.0%	0.0%	0.0%	1.2%	1.0%	0.4%
Inventory	19,646	20,645	20,359	14,806	13,953	25.9%	26.5%	24.7%	19.6%	15.5%	22.4%
Prepaid Expenses	2,138	1,807	1,901	1,785	2,171	2.8%	2.3%	2.3%	2.4%	2.4%	2.4%
Other Current Assets	1,148	739	57	2,994	6,626	1.5%	0.9%	0.1%	4.0%	7.4%	2.8%
Total Current Assets	46,194	45,883	47,051	36,374	45,394	61.0%	58.8%	57.0%	48.0%	50.4%	55.1%
Net Fixed Assets	17,639	19,606	22,824	10,431	12,025	23.3%	25.1%	27.7%	13.8%	13.4%	20.6%
Goodwill and Intangible Assets	7,229	7,229	7,229	1,000	18,369	9.5%	9.3%	8.8%	1.3%	20.4%	9.9%
Deferred Income Taxes	2,071	1,616	1,616	3,414	7,667	2.7%	2.1%	2.0%	4.5%	8.5%	4.0%
Assets Held for Sale	-	-	-	24,036	896	0.0%	0.0%	0.0%	31.8%	1.0%	6.5%
Other Assets	2,622	3,674	3,769	448	5,632	3.5%	4.7%	4.6%	0.6%	6.3%	3.9%
Total Assets	$ 75,755	$ 78,008	$ 82,489	$ 75,703	$ 89,983	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Liabilities and Equity											
Accounts Payable	$ 7,122	$ 7,532	$ 8,492	$ 7,002	$ 8,490	9.4%	9.7%	10.3%	9.2%	9.4%	9.6%
Revolving Bank Loan Payable	6,200	2,000	3,500	2,200	800	8.2%	2.6%	4.2%	2.9%	0.9%	3.8%
Accrued Expenses:											
Compensation	1,767	3,280	2,274	2,638	2,181	2.3%	4.2%	2.8%	3.5%	2.4%	3.0%
Reserve for Self-Insured Losses	2,334	1,861	1,880	2,451	1,967	3.1%	2.4%	2.3%	3.2%	2.2%	2.6%
Liability for Unpaid Claims	-	32	-	874	911	0.0%	0.0%	0.0%	1.2%	1.0%	0.4%
Profit Sharing	831	1,310	1,429	1,065	710	1.1%	1.7%	1.7%	1.4%	0.8%	1.3%
Other Accrued Expenses	2,518	2,988	3,318	2,899	4,547	3.3%	3.8%	4.0%	3.8%	5.1%	4.0%
Reclamation Accruals	695	748	981	1,061	4,200	0.9%	1.0%	1.2%	1.4%	4.7%	1.8%
Total Current Liabilities	21,467	19,751	21,874	20,190	23,806	28.3%	25.3%	26.5%	26.7%	26.5%	26.7%
Accrued Reclamation	4,980	5,192	5,185	5,479	23,713	6.6%	6.7%	6.3%	7.2%	26.4%	10.6%
Other Long-Term Liabilities	892	861	1,108	1,258	7,275	1.2%	1.1%	1.3%	1.7%	8.1%	2.7%
Total Liabilities	27,339	25,804	28,167	26,927	54,794	36.1%	33.1%	34.1%	35.6%	60.9%	40.0%
Total Stockholders' Equity	48,416	52,204	54,322	48,776	35,189	63.9%	66.9%	65.9%	64.4%	39.1%	60.0%
Total Liabilities and Equity	$ 75,755	$ 78,008	$ 82,489	$ 75,703	$ 89,983	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

VALUE INCORPORATED

22

Historical Income Statements

$ USD in Thousands

	As Reported					Common Size					
Twelve Months Ended:	1/2/2016	12/31/2016	12/30/2017	12/29/2018	12/28/2019	1/2/2016	12/31/2016	12/30/2017	12/29/2018	12/28/2019	Average
Net Revenue	$ 136,835	$ 151,592	$ 152,810	$ 100,887	$ 113,276	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Sales	111,257	120,161	124,715	78,033	88,723	81.3%	79.3%	81.6%	77.3%	78.3%	79.6%
Gross Profit	25,578	31,431	28,095	22,854	24,553	18.7%	20.7%	18.4%	22.7%	21.7%	20.4%
Selling and Administrative	20,866	22,809	22,643	22,679	32,162	15.2%	15.0%	14.8%	22.5%	28.4%	19.2%
Other Expense (Income)	(76)	(54)	(110)	(25)	(80)	-0.1%	0.0%	-0.1%	0.0%	-0.1%	-0.1%
EBITDA	4,788	8,676	5,562	200	(7,529)	3.4%	5.7%	3.6%	0.2%	-6.7%	1.2%
Depletion, Depreciation and Amortization	2,421	2,436	2,554	1,472	1,962	1.8%	1.6%	1.7%	1.5%	1.7%	1.6%
EBIT	2,367	6,240	3,008	(1,272)	(9,491)	-1.7%	-1.6%	-1.6%	-1.4%	-1.7%	-1.6%
Write-off Charges	-	632	-	7,467	22,492	0.0%	0.4%	0.0%	7.4%	19.9%	5.5%
Loss (Gain) on Disposition of Assets	(225)	(287)	(118)	-	(1,237)	-0.2%	-0.2%	-0.1%	0.0%	-1.1%	-0.3%
Loss (Gain) on Legal Settlement	-	-	-	-	(7,981)	0.0%	0.0%	0.0%	0.0%	-7.0%	-1.4%
Interest Income	(55)	(306)	(79)	(76)	(362)	0.0%	-0.2%	-0.1%	-0.1%	-0.3%	-0.1%
Interest Expense	453	367	366	539	371	0.3%	0.2%	0.2%	0.5%	0.3%	0.3%
EBT	2,194	5,834	2,839	(9,202)	(22,774)	-1.8%	-1.8%	-1.7%	-9.3%	-13.4%	-5.6%
Income Tax Expense	781	2,148	1,021	(2,500)	(5,396)	0.6%	1.4%	0.7%	-2.5%	-4.8%	-0.9%
Net Income from Continuing Operations	1,413	3,686	1,818	(6,702)	(17,378)	-2.4%	-3.3%	-2.4%	-6.8%	-8.6%	-4.7%
Income from Discontinued Operations	-	-	-	846	3,479	0.0%	0.0%	0.0%	0.8%	3.1%	0.8%
Net Income	$ 1,413	$ 3,686	$ 1,818	($ 5,856)	($ 13,899)	-2.4%	-3.3%	-2.4%	-6.0%	-5.6%	-3.9%

VALUE INCORPORATED

23

Original Management Projection Summary

$ USD in Thousands

	Original Management Forecast				Less: Aggregates				Other Adjustments				Original Management Forecast Excl. Aggregates			
	2019	2020	2021	2022	2019	2020	2021	2022	2019	2020	2021	2022	2019	2020	2021	2022
													Rev Growth	*14.4%*	*6.0%*	*5.7%*
Revenue	$ 117,477	$ 133,168	$ 141,118	$ 149,110	$ 1,108								$ 116,369	$ 133,168	$ 141,118	$ 149,110
Cost of Goods Sold	115,867	98,156	103,361	107,993	26,051	733	723	687					89,816	97,423	102,639	107,306
Gross Profit	1,610	35,013	37,756	41,116	(24,943)	(733)	(723)	(687)	-	-	-	-	26,553	35,746	38,479	41,804
														26.8%	*27.3%*	*28.0%*
SGA Expenses	39,335	31,059	32,384	33,662	8,883	629	586	533	(691)	(1,282)	(346)	(270)	29,761	29,148	31,452	32,859
Other Income (Expense)	(22,094)	(8,569)	204	379	(924)	(9,563)	19	19					(21,170)	995	185	360
EBITDA	(15,631)	12,523	5,168	7,075	(32,902)	8,201	(1,328)	(1,239)	691	1,282	346	270	17,962	5,603	6,842	8,584
													15.4%	*4.2%*	*4.8%*	*5.8%*
Depreciation	2,152	1,886	1,964	2,231	257	129	91	91					1,895	1,757	1,873	2,140
Amortization	388	600	597	597						64	67	67	388	664	664	664
Total Depreciation and Amortizatio	2,540	2,486	2,561	2,828	257	129	91	91	-	64	67	67	2,283	2,421	2,537	2,804
EBIT	$ (18,171)	$ 10,037	$ 2,607	$ 4,247	$ (33,159)	$ 8,072	$ (1,419)	$ (1,330)	$ 691	$ 1,218	$ 279	$ 203	$ 15,679	$ 3,182	$ 4,305	$ 5,780
													13.5%	*2.4%*	*3.1%*	*3.9%*

Other Adjustments Notes:

1- Subtract $320k in accrued expense related to COO SAR grant 2020-2022
2- Add $50k in interest expense as an operating item related to seasonal use of revolver for working capital needs. Based on assumption of $5 million borrowing for 3 months at 4% interest, 2020-2022
3- Subtract earnout expense in 2019, 2020 and 2021, $690.7k, $1.012 million, and $76k, respectively
4- Adjust amortization of intangible assets to tie to page 34 of 10-K

VALUE INCORPORATED

24

Management Guidance Regarding Modifications to the Forecast Operating units have been directed to plan for a 15% reduction in revenue relative to original forecast revenue Given this anticipated decline in revenue, operating units are planning to decrease cost of goods sold expenses in order to maintain gross margin Further, a hiring freeze has been initiated and operating units are planning to avoid any increases in SG&A expense and capture any possible savings Management has indicated that while it may not be possible to maintain gross margin levels completely due to the fact that certain components of cost of goods sold are fixed in nature, there would be cost savings in SG&A (for example, lower sales commissions) which would likely offset any decrease in gross margin No formal update had been made to the management projections due to the rapid changes to the information available at the operating company level at this point in time • • • • • Expenditures associated with the Pikeview versus their timing in the original projection reclamation project were shifted approximately 6 months into the future • 25

Modified Management Projection Summary $ USD in Thousands Rev Growth 14.4% 6.0% 5.7% Reduction %15.0% 10.0% 5.0% 2.7% 12.2% 11.5% 2019 2020 2021 2022 2019 2020 2021 2022 2019 2020 2021 2022 Revenue $ 116,369 $ 133,168 $ 141,118 $ 149,110 Cost of Goods Sold 89,816 97,423 102,639 107,306 Gross Profit 26,553 35,746 27% 38,479 27% 41,804 28% SGA Expenses Other Income (Expense) 29,761 29,148 31,452 32,859 (21,170) 995 185 360 EBITDA 17,962 15.4% 5,603 4.2% 6,842 4.8% 8,584 5.8% Depreciation Amortization Total Depreciation and Amortizatio 1,895 1,757 1,873 2,140 388 664 664 664 2,283 2,421 2,537 2,804     2,283 2,421 2,537 2,804 EBIT $ 15,679 13.5% $ 3,182 2.4% $ 4,305 3.1% $ 5,780 3.9% $ (5,362) $ (3,848) $ (2,090) $ 15,679 13.5% $ (2,180) $ 1.9% 457 0.4% $ 3,690 2.6% 26 $ 116,369 89,816 $ 113,193 82,809 $ 127,006 $ 141,654 92,375101,941 26,553 29,761 (21,170) 30,384 27% 29,148 995 34,63139,713 27%28% 31,45232,859 185360 17,962 15.4% 1,895 388 241 0.2% 1,757 664 2,9946,494 2.4%4.6% 1,8732,140 664664 ($ 19,975) (14,613) ($ 14,112) (10,264) ($ 7,455) (5,365) (5,362) 27% (3,848) 27% (2,090) 28% (5,362)(3,848)(2,090)  Modified Management Forecast Modifications Original Management Forecast Excl. Aggregates

Section 6 Valuation Analysis 27

Overview of Valuation Methodologies Historical Financial Analysis • Examined annual reports and audited financial statements for the fiscal years ended 2015 through 2019 on Form 10-K filed with the SEC Examined internally prepared interim financial statements for the twelve-month period ended December 28, 2019 Pre-transaction common shares outstanding (inclusive of Phantom Stock) of 1,760,484 • • • Discounted Cash Flow Analysis • 10-period discrete forecast with residual period Management Projections for fiscal years 2020 through 2022 Modified Projections through fiscal year 2022 based on discussions with CMC management that reflected top-line decline and constant gross margin following the original Management Projections The residual period perpetuity growth rate was 2.0% to 2.5% The Company’s weighted average cost of capital (“WACC”) ranged from 12.5% to 13.5% Relied upon projected financial information for the fiscal years 2020 through 2022 provided by CMC (the “Modified Management Projections”) to calculate the subject’s unlevered free cash flow Extended the projection period through 2029 based on aggregate economic growth rates Discounted the annual after-tax unlevered free cash flows at the Company’s WACC to arrive at indications of fair market value of equity per share • • • • • • • • 28

Valuation Analysis Guideline Public Company Analysis • Selected guideline public companies with operations involving HVAC manufacturing and door manufacturing Observed multiples of enterprise value (“EV”) to the trailing twelve-month period (the “LTM Period”) and consensus estimates of 2020 and 2021 EBITDA Calculated indications of EV and applied adjustments to derive equity value, and value per share as of March 31, 2020 This is the most objective valuation methodology currently available • • • • Precedent Transactions Analysis • Based on selected mergers and acquisitions involving North American targets with operations classified as HVAC manufacturing and building materials manufacturing Selected transactions involving targets with revenue in excess of $5.0 million over past 15 years Observed multiples of MVIC to LTM Period indications of revenue, EBITDA and EBIT Calculated indications of MVIC based on CMC financial indications • • • • Because these transactions occurred in a different economic and market environment prior COVID-19, we viewed this method to have limited relevance to the current valuation of CMC to the impact of • 29

Discounted Cash Flow Analysis

$ USD in Thousands

$ Thousands, Except per Share

Twelve Months Ended:	1/2/2021	1/1/2022	12/31/2022	12/30/2023	12/28/2024	12/27/2025	1/2/2027	1/1/2028	12/30/2028	12/29/2029	Residual
Net Income	($ 2,179.9)	$ 457.3	$ 3,689.6	$ 5,930.2	$ 4,746.9	$ 4,671.4	$ 4,716.9	$ 6,034.4	$ 6,190.0	$ 6,341.0	$ 6,851.8
Depreciation & Amortization	2,421.4	2,537.0	2,804.0	2,601.6	2,848.3	3,120.6	3,424.8	2,076.3	2,265.5	2,476.2	2,044.2
Total Sources of Cash Flow	241.5	2,994.3	6,493.6	8,531.8	7,595.2	7,791.9	8,141.7	8,110.7	8,455.5	8,817.2	8,895.9
Increase in Working Capital	(5,037.2)	3,104.1	2,269.3	1,055.8	1,060.4	1,047.5	1,116.7	1,160.9	1,206.6	1,254.1	728.3
Capital Expenditures	1,432.0	5,189.0	2,102.0	1,709.9	2,467.4	2,722.6	3,042.3	1,698.5	1,892.2	2,107.3	2,319.4
Total Uses of Cash Flow	(3,605.2)	8,293.1	4,371.3	2,765.7	3,527.8	3,770.1	4,159.1	2,859.3	3,098.7	3,361.4	3,047.7
Net Cash Flow from Operations	$ 3,846.7	($ 5,298.8)	$ 2,122.3	$ 5,766.1	$ 4,067.4	$ 4,021.8	$ 3,982.6	$ 5,251.4	$ 5,356.8	$ 5,455.9	$ 5,848.2
Castle Aggregates Cash Flow	$ 9,372.1	($ 12,216.3)	($ 8,147.4)	($ 10,553.0)	($ 1,564.3)	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0
Discount Period	0.5	1.5	2.5	3.5	4.5	5.5	6.5	7.5	8.5	9.5	10.0
PV Factor @ 13.0%	0.9407	0.8325	0.7367	0.6520	0.5770	0.5106	0.4518	0.3999	0.3539	0.3132	0.2946
PV Net Cash Flow	$ 3,618.6	($ 4,411.2)	$ 1,563.6	$ 3,759.3	$ 2,346.7	$ 2,053.5	$ 1,799.5	$ 2,099.8	$ 1,895.6	$ 1,708.5	
PV Castle Aggregates Cash Flow	$ 8,816.6	($ 10,170.0)	($ 6,002.4)	($ 6,880.2)	($ 902.5)	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	

Residual Growth Rate:	2.2%
Residual Value Multiple:	9.26
Residual Value:	$ 54,149.8
Gordon Model End of Period Factor:	1.06
Gordon Model End of Period Residual Value:	$ 57,562.0

Sum of PV Net Cash Flow	$ 16,433.9
PV Terminal Value	16,957.1
PV of Remainder of Intangibles Amortization Tax Shield	212.7
Market Value of Invested Capital	$ 33,603.7
Less: Interest-Bearing Debt	($ 800.0)
Less: Unfunded Retirement Liability	(1,250.0)
Plus: Phantom Stock Grant Tax Shield	190.4
Less; Earnouts Due from Acquisitions	(1,322.0)
Less: PV Reclamation, Wind-Down and Property Sale	(15,138.6)
Less: Castle Aggregates Deficit Working Capital	(451.1)
Fair Market Value of Equity	$ 14,832.4
Indicated Fair Market Value per Share	**$ 8.43**

Common Shares Outstanding	1,675.5
Plus: Phantom Stock Shares	85.0
Fully Diluted Common Shares Outstanding	1,760.5

VALUE INCORPORATED

30

Discounted Cash Flow Analysis – Sensitivity Analysis $ per Share Figures 31 COVID-19 Impact Without Forecast Adjustment$ 12.69 With 15.0% Modified Forecast$ 8.43 Implied Loss per Share$ 4.26 Cost of Capital 11.0% 12.0% 12.5% 13.0% 13.5% 14.0% 15.0% 2020 Forecast Modification 0.0% 17.8414.9713.7612.6911.7210.849.33 16.348.03 14.816.69 13.255.31 11.663.90 10.052.46 8.425.894.833.893.052.301.00 -5.0% -10.0% -15.0% -20.0% -25.0% -30.0% 13.5312.3511.3010.359.50 12.0610.909.888.958.12 10.569.43 $ 8.43 7.526.71 9.027.926.946.055.26 7.476.395.434.563.79 Cost of Capital 11.0% 12.0% 12.5% 13.0% 13.5% 14.0% 15.0% Terminal Growth Rate 0.0% 12.079.808.837.957.156.425.15 1.0% 12.545.22 13.125.30 13.255.31 13.465.34 14.285.44 15.3411.8210.419.188.107.155.55 2.0% 2.2% 2.5% 3.5% 4.5% 10.119.088.157.306.54 10.489.378.377.486.68 10.569.43 $ 8.43 7.526.71 10.699.538.507.586.76 11.199.928.817.826.94

Guideline Public Company Analysis

$ USD in Millions Except for $ per Share Figures

- Selected guideline public companies with operations determined comparable to CMC
  - HVAC Segment
    - AAON, Inc. (NasdaqGS:AAON)
    - Lennox International Inc. (NYSE:LII)
    - Trane Technologies plc (NYSE:TT)
    - SPX Corporation (NYSE:SPXC)
  - Doors Segment
    - JELD-WEN Holding, Inc. (NYSE:JELD)
    - Masonite International Corporation (NYSE:DOOR)
    - PGT Innovations, Inc. (NYSE:PGTI)

Guideline Public Company Statistics

Ticker	Close Price 03/31/20	% 52-Week High	Market Capitalization	Enterprise Value
AAON	$ 48.32	80.5%	$ 2,516.4	$ 2,472.1
LII	181.79	60.9%	7,016.1	8,147.1
TT	82.59	56.2%	19,681.6	23,996.2
SPXC	32.64	60.7%	1,442.8	1,781.6
JELD	9.73	36.0%	979.5	2,267.0
DOOR	47.45	53.2%	1,180.1	1,805.4
PGTI	8.39	45.4%	509.5	781.2

- Guideline public companies exhibited limited comparability in some areas to CMC given the Company's financial trends, business segment blend and recent transactional transformation
- Pricing multiples were calculated based on closing prices from 3/31/2020
- Enterprise value calculated as the value of the guideline public companies' outstanding equity securities, plus the face value of debt outstanding, plus noncontrolling interests and preferred equity, less the amount of cash and cash equivalents on the balance sheet as of the most recent quarterly filing with the SEC

VALUE INCORPORATED
32

Guideline Public Company Analysis-HVAC Segment 2020 YoY Forecast Revenue Growth LTM Revenue($ Millions) 25.0% $18,000.0 $16,000.0 $14,000.0 $12,000.0 $10,000.0 $8,000.0 $6,000.0 $4,000.0 $2,000.0 $-20.0% 15.0% II 10.0% • 5.0% I Lll - 0 .0% n n CMC - HVAC AAON Lll SPXC CMC-HVAC AAON SPXC LTM EBITDA Margin % Forecast EBITDA Margins 2020 & 2021 25.0% 30.0% 25.0% 20.0% 20.0% 15.0% 15.0% 10.0% I 10.0% 5.0% 5.0% 0.0% 0. 0% n n CMC - HVAC AAON Lll SPXC CM C - HVAC AAON Lll SPXC 33

Guideline Public Company Analysis – HVAC Segment 34 Avg. 11.2 x Avg. 2.2 x Avg. 12.4 x Avg. 2.3 x Avg. 15.9 x Avg. 2.5 x

Guideline Public Company Analysis-HVAC Segment 25.0x 20.0x 15.0x 10.0x 5.0x 4.7x O.Ox 0.0% 5.0% 10.0% <> 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% Q 2021EBITDA Margin 2021EBITDA Growth 35 Growth Trendline " " • "HVAC 5.7x 8

Guideline Public Company Analysis – HVAC Segment Observed multiples of enterprise value to revenue, EBITDA and EBIT for the LTM period Observed multiples of enterprise value to EBITDA for the forward-looking periods 2020¹ and 2021¹ Selected EV / Forward EBITDA multiple ranges: • • Minimum Low Quartile Median Average Hi Quartile Maximum 1.2 x 1.4 x 1.8 x 2.5 x 2.9 x 5.3 x 9.9 x 11.3 x 13.2 x 15.9 x 17.8 x 27.4 x 11.9 x 12.3 x 14.5 x 19.4 x 21.6 x 36.9 x 8.0 x 8.4 x 10.2 x 12.4 x 14.2 x 21.1 x 7.5 x 8.0 x 9.7 x 11.2 x 12.8 x 17.7 x • 2020 Multiples – 5.50 x to 6.50 x 2021 Multiples – 4.70 x to 5.70 x • • Applied equal weighting to indications EBITDA reference ranges derived from • Standard Deviation Coefficient of Variation 1.9 x 0.75 7.9 x 0.50 11.8 x 0.61 6.1 x 0.49 4.7 x 0.42 Weightedenterprisevalueindicationbasedon reference range selections: • 2020 Multiples - $43.8 million to $51.8 million 2021 Multiples - $44.3 million to $53.7 million • • Source: Company financials, Bloomberg and CapitalIQ Notes: (1) Estimates of comparable company 2020 and 2021 revenue and EBITDA based on CapitalIQ mean consensus estimates as of 03/31/2020 36 Statistics EV / EV / EV / EV / 2020 EV / 2021 Revenue EBITDA EBIT EBITDA EBITDA Summary of Transaction Multiples

Guideline Public Company Analysis-Doors Segment 2020 YoY Forecast Revenue Growth LTM Revenue($ Millions) $5,000.0 $4,500.0 $4,000.0 $3,500.0 $3,000.0 $2,500.0 $2,000.0 $1,500.0 $1,000.0 $500.0 $-25.0% 20.0% 15.0% 10.0% - 5.0% 0.0% JELD JELD DOOR CMC - Doors DOOR CMC-Doors PGTI PGTI Forecast EBITDA Margins 2020 & 2021 LTM EBITDA Margin % 18.0% 16.0% 14.0% 12.0% 10.0% 8.0% 6.0% 4.0% 2.0% 0.0% 20.0% 18.0% 16.0% 14.0% 12.0% 10.0% 8.0% 6.0% 4.0% 2.0% 0.0% JELD JELD DOOR CMC - Doors DOOR CMC-Doors PGTI PGTI 37

Guideline Public Company Analysis – Doors Segment 38 Avg. 5.1 x Avg. 0.8 x Avg. 5.4 x Avg. 0.8 x Avg. 6.7 x Avg. 0.8 x

Guideline Public Company Analysis-Doors Segment 10.0x 9.0x Growth Trendline - - - - ---8.0x ------------?.Ox - 6.0x <>-- A -s. --5.0x 02x Doors _-- 4.6x 4.0x 3.0x 2.0x 1.0x O.Ox -16.0% -8.0% 0.0% 8.0% 16.0% 24.0% 32.0% <> Q 2020 EBITDA Margin 2019 EBITDA Growth 39

Guideline Public Company Analysis – Doors Segment Observed multiples of enterprise value to revenue, EBITDA and EBIT for the LTM period Observed multiples of enterprise value to EBITDA for the forward-looking periods 2020¹ and 2021¹ Selected EV / Forward EBITDA multiple ranges: • • Minimum Low Quartile Median Average Hi Quartile Maximum 0.5 x 0.7 x 0.8 x 0.8 x 0.9 x 1.0 x 6.6 x 6.6 x 6.6 x 6.7 x 6.8 x 7.0 x 9.3 x 10.0 x 10.7 x 10.5 x 11.1 x 11.5 x 4.8 x 5.3 x 5.7 x 5.4 x 5.7 x 5.7 x 4.5 x 4.9 x 5.4 x 5.1 x 5.4 x 5.5 x • 2020 Multiples – 4.60 x to 5.20 x 2021 Multiples – 3.60 x to 4.20 x • • Applied equal weighting to indications EBITDA reference ranges derived from • Standard Deviation Coefficient of Variation 0.3 x 0.33 0.3 x 0.04 1.1 x 0.11 0.5 x 0.09 0.5 x 0.11 Weightedenterprisevalueindicationbasedon reference range selections: • 2020 Multiples - $11.4 million to $12.9 million 2021 Multiples - $10.4 million to $12.2 million • • Source: Company financials, Bloomberg and CapitalIQ Notes: (1) Estimates of comparable company 2020 and 2021 revenue and EBITDA based on CapitalIQ mean consensus estimates as of 03/31/2020 40 Statistics EV / EV / EV / EV / 2020 EV / 2021 Revenue EBITDA EBIT EBITDA EBITDA Summary of Transaction Multiples

Precedent Transactions Analysis Reviewed transactions from public filings, company presentations, and transaction databases which included Bloomberg, Deal Stats, Mergerstat and public filings Searched transactions focused in HVAC manufacturing Searched transactions focused in building products manufacturing Selected transactions that closed since 2005 for target companies with revenue in excess of $5 million for the HVAC segment Selected transactions that closed since 2010 for target companies with revenue in excess of $5 million for the doors segment Observed multiples of Market Value of Invested Capital (“MVIC”) to target companies’ trailing twelve-months revenue and EBITDA Applied multiples of MVIC / EBITDA to financial metrics of CMC to arrive at ranges of value indications and summed implied valuation ranges of the segments • • • • • • • 41

Precedent Transactions Analysis Selected 11 transactions with closing ranged from 12/09/2005 to 06/17/2019 Selected MVIC / EBITDA multiple: dates that • • 10.00 x • Minimum Low Quartile Median Average Hi Quartile Maximum 0.7% 7.1% 10.7% 10.7% 14.3% 19.9% 2.1 x 8.9 x 11.2 x 10.5 x 13.6 x 16.7 x Standard Deviation Coefficient of Variation 5.9% 0.55 4.5 x 0.43 Selected 11 transactions with closing ranged from 08/01/2014 to 05/20/2019 Selected MVIC / EBITDA multiple: dates that • • 7.50 x • Minimum Low Quartile Median Average Hi Quartile Maximum 5.4% 9.7% 12.0% 13.4% 15.6% 25.4% 2.6 x 6.7 x 7.9 x 8.1 x 9.0 x 14.9 x Standard Deviation Coefficient of Variation 6.5% 0.49 3.7 x 0.46 42 EV / Statistics EBITDA % EBITDA Summary of Transaction Multiples EV / Statistics EBITDA % EBITDA Summary of Transaction Multiples

Precedent Transactions Analysis Because these transactions, occurred in a different economic and market environment prior to the impact of COVID-19, we viewed this method to have limited relevance to the current valuation of CMC Based on our limited review of the relative pricing of these transactions and assuming a 30.9% decline in values using the S&P Building Products Index as a proxy, the values indicated for the HVAC and Door segments by this approach would be generally consistent with the current value indications from the selected public company analysis Because of the limited relevance of this methodology and the lack of a mechanism by which the economic and market • • • impact of COVID-19 could be objectively common share based on this methodology integrated into the analysis, VALUE did not derive a value indication per 43

Section 7 CONCLUSIONS 44

Illustrative Summary of Approaches $ per Share Figures Range of Fair arket Value of Equity per Share Indications I Tender Offer, $9.50 ------fll $953 $7.48 1 1 1•.59 $7751 1 $11.61 $8141 ,._, q ,.l' ,.l' ,.l' ,...,. "e'-,.$' ,6.-' ol',s-- -? '() '() '() '() ... ,L••, 45 . C l I Guideline Public Com!;!anies 2020 EV I EBITDA 2021EV I EBITDA Discounted Cash Flow WACC 11.0%-15.0% Perpetuity growth rate 0.0%-4.5%

CMC Valuation Challenges

- Company is in transition, having recently divested the ready-mix business and acquired several new operations in the HVAC and Door segments
- CMC's experienced operating losses in its continuing operations in 2019, and yet forecasts dramatic improvements in EBITDA for the HVAC and Door segments
- COVID-19 has created massive uncertainty, both in the financial markets and with respect to the impact on the Company's financial forecasts
- The magnitude of the adjustments required to reflect the non-recurring, unusual, non-operating, or discontinued operations issues present in the Company is massive relative to the common share value
- VALUE relied upon management estimates with respect to quantifying these adjustments, and while VALUE reviewed documentation provided by management, VALUE has no independent opinion regarding the inclusiveness or the amounts of these or other adjustments

Magnitude of Valuation Adjustments

Common Shares Outstanding: 1,760.5

Adjustment	Total Value Impact ($000s)	Per Share Value Impact	Absolute Per Share Value Impact
Interest-Bearing Debt	$ (800.0)	$ (0.45)	$ 0.45
Unfunded Retirement Liability	(1,250.0)	(0.71)	0.71
Phantom Stock Grant Tax Shield	190.4	0.11	0.11
Earnouts Due from Acquisitions	(1,322.0)	(0.75)	0.75
Castle Aggregates Deficit Working Capital	(451.1)	(0.26)	0.26
PV of NOL Utilization	2,538.7	1.44	1.44
Wind Down Expenses - Aggregates	(3,891.3)	(2.21)	2.21
Reclamation Expenditures	(22,403.7)	(12.73)	12.73
Proceeds From Property Sales	11,156.5	6.34	6.34
		$ (9.22)	$ 25.00

46

Supplemental Schedules 47

Historical Balance Sheets - Consolidated

$ Thousands

As of:	As Reported 1/2/2016	As Reported 12/31/2016	As Reported 12/30/2017	As Reported 12/29/2018	As Reported 12/28/2019	Common Size 1/2/2016	Common Size 12/31/2016	Common Size 12/30/2017	Common Size 12/29/2018	Common Size 12/28/2019	Common Size Average
Assets											
Cash	$ 547	$ 301	$ 507	$ 594	$ 178	0.7%	0.4%	0.6%	0.8%	0.2%	0.5%
Accounts Receivable	22,715	22,359	24,227	15,321	21,555	30.0%	28.7%	29.4%	20.2%	24.0%	26.4%
Accounts Receivable - Other	-	32	-	874	911	0.0%	0.0%	0.0%	1.2%	1.0%	0.4%
Inventory	19,646	20,645	20,359	14,806	13,953	25.9%	26.5%	24.7%	19.6%	15.5%	22.4%
Prepaid Expenses	2,138	1,807	1,901	1,785	2,171	2.8%	2.3%	2.3%	2.4%	2.4%	2.4%
Other Current Assets	1,148	739	57	2,994	6,626	1.5%	0.9%	0.1%	4.0%	7.4%	2.8%
Total Current Assets	46,194	45,883	47,051	36,374	45,394	61.0%	58.8%	57.0%	48.0%	50.4%	55.1%
Net Fixed Assets	17,639	19,606	22,824	10,431	12,025	23.3%	25.1%	27.7%	13.8%	13.4%	20.6%
Goodwill and Intangible Assets	7,229	7,229	7,229	1,000	18,369	9.5%	9.3%	8.8%	1.3%	20.4%	9.9%
Deferred Income Taxes	2,071	1,616	1,616	3,414	7,667	2.7%	2.1%	2.0%	4.5%	8.5%	4.0%
Assets Held for Sale	-	-	-	24,036	896	0.0%	0.0%	0.0%	31.8%	1.0%	6.5%
Other Assets	2,622	3,674	3,769	448	5,632	3.5%	4.7%	4.6%	0.6%	6.3%	3.9%
Total Assets	$ 75,755	$ 78,008	$ 82,489	$ 75,703	$ 89,983	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Liabilities and Equity											
Accounts Payable	$ 7,122	$ 7,532	$ 8,492	$ 7,002	$ 8,490	9.4%	9.7%	10.3%	9.2%	9.4%	9.6%
Revolving Bank Loan Payable	6,200	2,000	3,500	2,200	800	8.2%	2.6%	4.2%	2.9%	0.9%	3.8%
Accrued Expenses:											
Compensation	1,767	3,280	2,274	2,638	2,181	2.3%	4.2%	2.8%	3.5%	2.4%	3.0%
Reserve for Self-Insured Losses	2,334	1,861	1,880	2,451	1,967	3.1%	2.4%	2.3%	3.2%	2.2%	2.6%
Liability for Unpaid Claims	-	32	-	874	911	0.0%	0.0%	0.0%	1.2%	1.0%	0.4%
Profit Sharing	831	1,310	1,429	1,065	710	1.1%	1.7%	1.7%	1.4%	0.8%	1.3%
Other Accrued Expenses	2,518	2,988	3,318	2,899	4,547	3.3%	3.8%	4.0%	3.8%	5.1%	4.0%
Reclamation Accruals	695	748	981	1,061	4,200	0.9%	1.0%	1.2%	1.4%	4.7%	1.8%
Total Current Liabilities	21,467	19,751	21,874	20,190	23,806	28.3%	25.3%	26.5%	26.7%	26.5%	26.7%
Accrued Reclamation	4,980	5,192	5,185	5,479	23,713	6.6%	6.7%	6.3%	7.2%	26.4%	10.6%
Other Long-Term Liabilities	892	861	1,108	1,258	7,275	1.2%	1.1%	1.3%	1.7%	8.1%	2.7%
Total Liabilities	27,339	25,804	28,167	26,927	54,794	36.1%	33.1%	34.1%	35.6%	60.9%	40.0%
Total Stockholders' Equity	48,416	52,204	54,322	48,776	35,189	63.9%	66.9%	65.9%	64.4%	39.1%	60.0%
Total Liabilities and Equity	$ 75,755	$ 78,008	$ 82,489	$ 75,703	$ 89,983	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Source: CMC Form 10-K filings

Continental Materials Corporation
Financial Statement Analysis
Schedule A.1

VALUE

Historical Income Statements - Consolidated

$ Thousands

Twelve Months Ended:	*As Reported* 1/2/2016	12/31/2016	12/30/2017	12/29/2018	12/28/2019	*Common Size* 1/2/2016	12/31/2016	12/30/2017	12/29/2018	12/28/2019	Average
Net Revenue	$ 136,835	$ 151,592	$ 152,810	$ 100,887	$ 113,276	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Sales	111,257	120,161	124,715	78,033	88,723	81.3%	79.3%	81.6%	77.3%	78.3%	79.6%
Gross Profit	25,578	31,431	28,095	22,854	24,553	18.7%	20.7%	18.4%	22.7%	21.7%	20.4%
Selling and Administrative	20,866	22,809	22,643	22,679	32,162	15.2%	15.0%	14.8%	22.5%	28.4%	19.2%
Other Expense (Income)	(76)	(54)	(110)	(25)	(80)	-0.1%	0.0%	-0.1%	0.0%	-0.1%	-0.1%
EBITDA	4,788	8,676	5,562	200	(7,529)	3.4%	5.7%	3.6%	0.2%	-6.7%	1.2%
Depletion, Depreciation and Amortization	2,421	2,436	2,554	1,472	1,962	1.8%	1.6%	1.7%	1.5%	1.7%	1.6%
EBIT	2,367	6,240	3,008	(1,272)	(9,491)	-1.7%	-1.6%	-1.6%	-1.4%	-1.7%	-1.6%
Write-off Charges	-	632	-	7,467	22,492	0.0%	0.4%	0.0%	7.4%	19.9%	5.5%
Loss (Gain) on Disposition of Assets	(225)	(287)	(118)	-	(1,237)	-0.2%	-0.2%	-0.1%	0.0%	-1.1%	-0.3%
Loss (Gain) on Legal Settlement	-	-	-	-	(7,981)	0.0%	0.0%	0.0%	0.0%	-7.0%	-1.4%
Interest Income	(55)	(306)	(79)	(76)	(362)	0.0%	-0.2%	-0.1%	-0.1%	-0.3%	-0.1%
Interest Expense	453	367	366	539	371	0.3%	0.2%	0.2%	0.5%	0.3%	0.3%
EBT	2,194	5,834	2,839	(9,202)	(22,774)	-1.8%	-1.8%	-1.7%	-9.3%	-13.4%	-5.6%
Income Tax Expense	781	2,148	1,021	(2,500)	(5,396)	0.6%	1.4%	0.7%	-2.5%	-4.8%	-0.9%
Net Income from Continuing Operations	1,413	3,686	1,818	(6,702)	(17,378)	-2.4%	-3.3%	-2.4%	-6.8%	-8.6%	-4.7%
Income from Discontinued Operations	-	-	-	846	3,479	0.0%	0.0%	0.0%	0.8%	3.1%	0.8%
Net Income	$ 1,413	$ 3,686	$ 1,818	($ 5,856)	($ 13,899)	-2.4%	-3.3%	-2.4%	-6.0%	-5.6%	-3.9%

Source: CMC Form 10-K filings

Continental Materials Corporation
Financial Statement Analysis
Schedule A.2

VALUE

Financial Ratio Analysis

$ Thousands

As of:	1/2/2016	12/31/2016	12/30/2017	12/29/2018	12/28/2019	Average
Profitability:						
Pretax Margin	-1.8%	-1.8%	-1.7%	-9.3%	-13.4%	-5.6%
Tax Burden	64.4%	63.2%	64.0%	63.6%	61.0%	63.3%
Asset Turnover	1.81	1.94	1.85	1.33	1.26	1.64
Financial Leverage	1.56	1.49	1.52	1.55	2.56	1.74
Return on Assets	-2.1%	-2.3%	-2.0%	-7.9%	-10.3%	-4.9%
Return on Equity	-3.3%	-3.4%	-3.1%	-12.2%	-26.3%	-9.7%
Efficiency:						
Cash Turnover	250.16	503.63	301.40	169.84	636.38	372.28
Days Cash	1	1	1	2	1	1
Accounts Receivable Turnover	6.02	6.78	6.31	6.58	5.26	6.19
Days Accounts Receivable	61	54	58	55	69	59
Inventory Turnover	5.66	5.82	6.13	5.27	6.36	5.85
Days Inventory	64	63	60	69	57	63
Prepaid Expenses % Operating Exp.	10.2%	7.9%	8.4%	7.9%	6.8%	8.2%
Fixed Assets % Net Sales	12.9%	12.9%	14.9%	10.3%	10.6%	12.3%
Accounts Payable Turnover	15.62	15.95	14.69	11.14	10.45	13.57
Days Payables	23	23	25	33	35	28
Accrued Exp. % Operating Exp.	35.7%	41.5%	39.3%	43.8%	32.1%	38.5%
Liquidity:						
Current Ratio	2.15	2.32	2.15	1.80	1.91	2.07
Quick Ratio	1.08	1.15	1.13	0.79	0.91	1.01
Net Working Capital	$ 24,727.0	$ 26,132.0	$ 25,177.0	$ 16,184.0	$ 21,588.0	$ 22,761.6
Net Working Capital % Revenue	18.1%	17.2%	16.5%	16.0%	19.1%	17.4%
Total Liabilities % Total Assets	36.1%	33.1%	34.1%	35.6%	60.9%	40.0%
Growth:						**CAGR**
Revenue		10.8%	0.8%	-34.0%	12.3%	-4.6%
Gross Profit		22.9%	-10.6%	-18.7%	7.4%	-1.0%
EBITDA		81.2%	-35.9%	-96.4%	nmf	nmf
EBIT		163.6%	-51.8%	nmf	nmf	nmf
Net Income		160.9%	-50.7%	nmf	nmf	nmf
Total Assets		3.0%	5.7%	-8.2%	18.9%	4.4%
Stockholders' Equity		7.8%	4.1%	-10.2%	-27.9%	-7.7%

Continental Materials Corporation
Financial Statement Analysis
Schedule A.3

VALUE

Historical and Projected Balance Sheets - HVAC Segment

$ Thousands

	As Reported		Projected			As Reported			Projected		
As of:	12/29/2018	12/28/2019	1/2/2021	1/1/2022	12/31/2022	12/29/2018	12/28/2019	Average	12/30/2017	12/29/2018	12/28/2019
Assets											
Cash	$ 819	($ 1,970)	($ 1,060)	($ 1,075)	($ 1,075)	2.5%	-4.1%	-0.8%	-2.3%	-2.0%	-2.0%
Accounts Receivable	13,029	15,509	14,918	16,473	17,366	39.7%	32.0%	35.9%	31.8%	31.3%	32.2%
Accounts Receivable - Other	(1)	0	-	-	-	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Inventory	11,843	11,291	11,249	12,211	12,996	36.1%	23.3%	29.7%	24.0%	23.2%	24.1%
Prepaid Expenses	907	592	602	617	642	2.8%	1.2%	2.0%	1.3%	1.2%	1.2%
Other Current Assets	-	-	-	-	-	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total Current Assets	26,597	25,423	25,709	28,226	29,929	81.1%	52.4%	66.8%	54.8%	53.6%	55.5%
Net Fixed Assets	5,286	5,434	3,712	6,982	6,669	16.1%	11.2%	13.7%	7.9%	13.3%	12.4%
Goodwill and Intangible Assets	-	13,015	12,917	12,819	12,720	0.0%	26.9%	13.4%	27.5%	24.4%	23.6%
Deferred Income Taxes	928	1,188	1,188	1,188	1,188	2.8%	2.5%	2.6%	2.5%	2.3%	2.2%
Other Assets	0	3,412	3,406	3,400	3,395	0.0%	7.0%	3.5%	7.3%	6.5%	6.3%
Total Assets	$ 32,812	$ 48,471	$ 46,931	$ 52,615	$ 53,902	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Liabilities and Equity											
Accounts Payable	$ 1,800	$ 4,600	$ 2,106	$ 2,155	$ 2,252	5.5%	9.5%	7.5%	4.5%	4.1%	4.2%
Accrued Expenses:	4,705	5,945	5,924	6,046	6,182	14.3%	12.3%	13.3%	12.6%	11.5%	11.5%
Other Current Liabilities	-	156	156	156	156	0.0%	0.3%	0.2%	0.3%	0.3%	0.3%
Total Current Liabilities	6,505	10,702	8,187	8,357	8,590	19.8%	22.1%	21.0%	17.4%	15.9%	15.9%
Intercompany Balance	551	12,572	9,775	8,804	1,926	1.7%	25.9%	13.8%	20.8%	16.7%	3.6%
Other Long-Term Liabilities	170	3,815	3,377	3,253	3,253	0.5%	7.9%	4.2%	7.2%	6.2%	6.0%
Total Liabilities	7,226	27,089	21,338	20,414	13,769	22.0%	55.9%	39.0%	45.5%	38.8%	25.5%
Total Stockholders' Equity	24,201	21,382	25,593	32,201	40,132	73.8%	44.1%	58.9%	54.5%	61.2%	74.5%
Total Liabilities and Equity	$ 31,427	$ 48,471	$ 46,931	$ 52,615	$ 53,902	95.8%	100.0%	97.9%	100.0%	100.0%	100.0%

Source: Internal financials
Note: Projection as provided by management without adjustment
Note: Includes full year 2018+2019 financials for 2019 mid-year acquisitions

Continental Materials Corporation
Financial Statement Analysis
Schedule A.4a

VALUE

Historical and Projected Income Statements - HVAC Segment $ Thousands Twelve Months Ended: Net Revenue Cost of Sales Gross Profit Selling and Administrative Other Expense (Income) EBITDA Depreciation and Amortization EBIT Source: Internal financials Note: Projection as provided by management without adjustment Note: Includes full year 2018+2019 financials for 2019 mid-year acquisitions Continental Materials Corporation Financial Statement Analysis Schedule A.4b As Reported Projected 12/29/2018 12/28/2019 Average 1/2/2021 1/1/202212/31/2022 100.0% 76.7% 100.0% 75.4% 100.0% 76.0% 100.0% 73.4% 100.0%100.0% 73.0%72.1% 23.3% 20.0% -0.5% 24.6% 20.7% -0.5% 24.0% 20.4% -0.5% 26.6% 19.2% 0.4% 27.0%27.9% 19.0%18.9% -0.9%-0.9% 3.8% 1.2% 4.4% 1.4% 4.1% 1.3% 7.0% 1.8% 8.9%9.9% 1.8%1.9% 2.6% 3.1% 2.8% 5.2% 7.1%8.0% As Reported Projected 12/29/2018 12/28/2019 1/2/2021 1/1/2022 12/31/2022 $ 92,948 71,307 $ 92,455 69,675 $ 98,913 72,555 $ 104,699 76,402 $ 110,353 79,546 21,640 18,586 (449) 22,780 19,156 (478) 26,358 19,005 395 28,298 19,888 (941) 30,807 20,850 (1,017) 3,503 1,087 4,102 1,273 6,958 1,773 9,351 1,879 10,974 2,134 $ 2,416 $ 2,829 $ 5,185 $ 7,471 $ 8,840

Financial Ratio Analysis - HVAC Segment

$ Thousands

As of:	As Reported 12/29/2018	As Reported 12/28/2019	As Reported Average	Projected 1/2/2021	Projected 1/1/2022	Projected 12/31/2022	Projected Average
Efficiency:							
Cash Turnover	113.49	(46.94)	33.27	(93.29)	(97.39)	(102.65)	(97.78)
Days Cash	3	(8)	(2)	(4)	(4)	(4)	(4)
Accounts Receivable Turnover	7.13	5.96	6.55	6.63	6.36	6.35	6.45
Days Accounts Receivable	51	61	56	55	57	57	57
Inventory Turnover	6.02	6.17	6.10	6.45	6.26	6.12	6.28
Days Inventory	61	59	60	57	58	60	58
Prepaid Expenses % Operating Exp.	4.9%	3.1%	4.0%	3.2%	3.1%	3.1%	3.1%
Fixed Assets % Net Sales	5.7%	5.9%	5.8%	3.8%	6.7%	6.0%	5.5%
Accounts Payable Turnover	39.62	15.15	27.38	34.45	35.46	35.33	35.08
Days Payables	9	24	17	11	10	10	10
Accrued Expenses % Operating Expense	25.3%	31.0%	28.2%	31.2%	30.4%	29.7%	30.4%
Liquidity:							
Current Ratio	4.09	2.38	3.23	3.14	3.38	3.48	3.33
Quick Ratio	2.13	1.27	1.70	1.69	1.84	1.90	1.81
Net Working Capital	$ 20,092	$ 14,721	$ 17,407	$ 17,522	$ 19,868	$ 21,339	$ 19,577
Net Working Capital % Revenue	21.6%	15.9%	18.8%	17.7%	19.0%	19.3%	18.7%
Total Liabilities % Total Assets	22.0%	55.9%	39.0%	45.5%	38.8%	25.5%	36.6%
Growth:							CAGR
Revenue		-0.5%		7.0%	5.9%	5.4%	6.1%
Gross Profit		5.3%		15.7%	7.4%	8.9%	10.6%
EBITDA		17.1%		69.6%	34.4%	17.4%	38.8%
EBIT		17.1%		83.3%	44.1%	18.3%	46.2%
Total Assets		47.7%		-3.2%	12.1%	2.4%	3.6%
Stockholder's Equity		-11.6%		19.7%	25.8%	24.6%	23.4%

Continental Materials Corporation
Financial Statement Analysis
Schedule A.4c

VALUE

Historical and Projected Balance Sheets - Door Segment

$ Thousands

	As Reported		Projected			As Reported			Projected		
As of:	12/29/2018	12/28/2019	1/2/2021	1/1/2022	12/31/2022	12/29/2018	12/28/2019	Average	12/30/2017	12/29/2018	12/28/2019
Assets											
Cash	($ 383)	($ 344)	$ 0	$ 0	$ 0	-3.9%	-2.5%	-3.2%	0.0%	0.0%	0.0%
Accounts Receivable	4,907	5,152	3,311	4,106	4,259	50.4%	37.0%	43.7%	30.8%	35.4%	36.2%
Accounts Receivable - Other	-	-	-	-	-	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Inventory	2,212	1,826	1,365	1,461	1,549	22.7%	13.1%	17.9%	12.7%	12.6%	13.2%
Prepaid Expenses	30	433	433	433	433	0.3%	3.1%	1.7%	4.0%	3.7%	3.7%
Other Current Assets	-	-	-	-	-	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total Current Assets	6,766	7,068	5,110	6,000	6,241	69.5%	50.7%	60.1%	47.5%	51.7%	53.0%
Net Fixed Assets	1,460	1,464	241	196	121	15.0%	10.5%	12.8%	2.2%	1.7%	1.0%
Goodwill and Intangible Assets	1,000	5,354	5,354	5,354	5,354	10.3%	38.4%	24.3%	49.8%	46.1%	45.5%
Deferred Income Taxes	48	39	39	39	39	0.5%	0.3%	0.4%	0.4%	0.3%	0.3%
Other Assets	462	13	13	13	13	4.7%	0.1%	2.4%	0.1%	0.1%	0.1%
Total Assets	$ 9,736	$ 13,938	$ 10,756	$ 11,602	$ 11,768	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Liabilities and Equity											
Accounts Payable	$ 1,048	$ 906	$ 625	$ 566	$ 609	10.8%	6.5%	8.6%	5.8%	4.9%	5.2%
Accrued Expenses:	1,080	872	447	642	720	11.1%	6.3%	8.7%	4.2%	5.5%	6.1%
Other Current Liabilities	-	-	-	-	-	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total Current Liabilities	2,127	1,778	1,073	1,208	1,329	21.9%	12.8%	17.3%	10.0%	10.4%	11.3%
Intercompany Balance	(1,250)	2,507	(1,701)	(3,407)	(6,446)	-12.8%	18.0%	2.6%	-15.8%	-29.4%	-54.8%
Other Long-Term Liabilities	333	380	380	380	380	3.4%	2.7%	3.1%	3.5%	3.3%	3.2%
Total Liabilities	1,211	4,666	(248)	(1,818)	(4,737)	12.4%	33.5%	23.0%	-2.3%	-15.7%	-40.3%
Total Stockholders' Equity	8,525	9,272	11,005	13,421	16,505	87.6%	66.5%	77.0%	102.3%	115.7%	140.3%
Total Liabilities and Equity	$ 9,736	$ 13,938	$ 10,756	$ 11,602	$ 11,768	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Source: Internal financials
Note: Projection as provided by management without adjustment
Note: Includes full year 2018+2019 financials for 2019 mid-year acquisitions

Continental Materials Corporation
Financial Statement Analysis
Schedule A.5a

VALUE

Historical and Projected Income Statements - Door Segment $ Thousands Twelve Months Ended: Net Revenue Cost of Sales Gross Profit Selling and Administrative Other Expense (Income) EBITDA Depreciation and Amortization EBIT Source: Internal financials Note: Projection as provided by management without adjustment Note: Includes full year 2018+2019 financials for 2019 mid-year acquisitions Continental Materials Corporation Financial Statement Analysis Schedule A.5b As Reported Projected 12/29/2018 12/28/2019 Average 1/2/2021 1/1/202212/31/2022 100.0% 70.6% 100.0% 69.2% 100.0% 69.9% 100.0% 69.2% 100.0%100.0% 68.6%68.2% 29.4% 14.7% 0.0% 30.8% 19.8% -1.2% 30.1% 17.3% -0.6% 30.8% 22.2% 0.0% 31.4%31.8% 22.0%21.0% 0.0%0.0% 14.6% 0.7% 12.2% 1.0% 13.4% 0.8% 8.6% 0.9% 9.4%10.9% 0.9%0.8% 14.0% 11.2% 12.6% 7.7% 8.5%10.0% As Reported Projected 12/29/2018 12/28/2019 1/2/2021 1/1/2022 12/31/2022 $ 25,502 18,015 $ 27,990 19,373 $ 29,023 20,080 $ 30,925 21,211 $ 32,989 22,482 7,487 3,754 - 8,616 5,548 (345) 8,944 6,449 - 9,714 6,805 - 10,506 6,925 - 3,733 171 3,414 285 2,494 268 2,910 268 3,581 268 $ 3,562 $ 3,128 $ 2,226 $ 2,642 $ 3,313

Financial Ratio Analysis - Door Segment

$ Thousands

	As Reported			Projected			
As of:	12/29/2018	12/28/2019	Average	1/2/2021	1/1/2022	12/31/2022	Average
Efficiency:							
Cash Turnover	(66.62)	(81.34)	(73.98)	nmf	nmf	nmf	nmf
Days Cash	(5)	(4)	(5)	nmf	nmf	nmf	nmf
Accounts Receivable Turnover	5.20	5.43	5.31	8.76	7.53	7.74	8.01
Days Accounts Receivable	70	67	69	42	48	47	46
Inventory Turnover	8.15	10.61	9.38	14.71	14.52	14.51	14.58
Days Inventory	45	34	40	25	25	25	25
Prepaid Expenses % Operating Exp.	0.8%	7.8%	4.3%	6.7%	6.4%	6.3%	6.4%
Fixed Assets % Net Sales	5.7%	5.2%	5.5%	0.8%	0.6%	0.4%	0.6%
Accounts Payable Turnover	17.20	21.38	19.29	32.10	37.47	36.93	35.50
Days Payables	21	17	19	11	10	10	10
Accrued Expenses % Operating Expense	28.8%	15.7%	22.2%	6.9%	9.4%	10.4%	8.9%
Liquidity:							
Current Ratio	3.18	3.97	3.58	4.76	4.97	4.70	4.81
Quick Ratio	2.13	2.70	2.42	3.09	3.40	3.21	3.23
Net Working Capital	$ 4,638	$ 5,289	$ 4,964	$ 4,037	$ 4,793	$ 4,913	$ 4,581
Net Working Capital % Revenue	18.2%	18.9%	18.5%	13.9%	15.5%	14.9%	14.8%
Total Liabilities % Total Assets	12.4%	33.5%	23.0%	-2.3%	-15.7%	-40.3%	-19.4%
Growth:							CAGR
Revenue		9.8%		3.7%	6.6%	6.7%	5.6%
Gross Profit		15.1%		3.8%	8.6%	8.2%	6.8%
EBITDA		-8.6%		-26.9%	16.6%	23.1%	1.6%
EBIT		-12.2%		-28.8%	18.6%	25.4%	1.9%
Total Assets		43.2%		-22.8%	7.9%	1.4%	-5.5%
Stockholders' Equity		8.8%		18.7%	22.0%	23.0%	21.2%

Continental Materials Corporation
Financial Statement Analysis
Schedule A.5c

Consolidating Historical Income Statements $ Thousands Twelve Months Ended December 28, 2019 Common Size (% Total Net Revenue) Net Revenue Cost of Sales Gross Profit Selling and Administrative Other Expense (Income) EBITDA Depreciation and Amortization EBIT Note: Source-Internal financials Note: Excludes Transit Mix and Castle Aggregates Note: Includes full year financials for 2019 mid-year acquisitions Continental Materials Corporation Financial Statement Analysis Schedule A.6a HVAC Doors Rebar Corporate EliminationTotal 74.2% 55.9% 22.5% 15.6% 3.7% 3.5% 0.1%-0.5% 0.0%-0.3% 100.0% 74.7% 18.3% 15.4% -0.4% 6.9% 4.5% -0.3% 0.3% 0.2% -0.1% 0.1%-0.2% 5.9%-0.1% 5.1%0.0% 25.3% 25.9% 4.4% 3.3% 1.0% 2.7% 0.2% 0.2% 0.0% -11.0%-0.2% 0.1%0.0% -5.0% 1.4% 2.3% 2.5% 0.1% -11.0%-0.2% -6.3% HVAC Doors Rebar Corporate Elimination Total $ 92,455 69,675 $ 27,990 19,373 $ 4,641 4,315 $ 94 - ($ 613) (343) $ 124,566 93,021 22,780 19,156 (478) 8,616 5,548 (345) 326 204 (67) 94 7,398 6,376 (270) (70) - 31,545 32,235 5,485 4,102 1,273 3,414 285 189 47 (13,680) 84 (200) - (6,175) 1,690 ($ 7,865) $ 2,829$ 3,128$ 142($ 13,764)($ 200)

Consolidating Projected Income Statements $ Thousands Twelve Months Ended January 2, 2021 Common Size (% Total Net Revenue) Net Revenue Cost of Sales Gross Profit Selling and Administrative Other Expense (Income) EBITDA Depreciation and Amortization EBIT Note: Source-Internal financials Note: Excludes Castle Aggregates Note: Projection as provided by management without adjustment Continental Materials Corporation Financial Statement Analysis Schedule A.6b HVAC Doors Rebar Corporate EliminationTotal 74.3% 54.5% 21.8% 15.1% 3.9% 3.6% 1.1%-1.1% 0.0%0.0% 100.0% 73.2% 19.8% 14.3% 0.3% 6.7% 4.8% 0.0% 0.3% 0.2% 0.0% 1.1%-1.1% 4.6%-1.1% 0.0%0.5% 26.8% 22.9% 0.7% 5.2% 1.3% 1.9% 0.2% 0.1% 0.0% -3.5%-0.5% 0.2%0.0% 3.2% 1.8% 3.9% 1.7% 0.1% -3.7%-0.5% 1.5% HVAC Doors Rebar Corporate Elimination Total $ 98,913 72,555 $ 29,023 20,080 $ 5,232 4,788 $ 1,494 - ($ 1,494) - $ 133,168 97,423 26,358 19,005 395 8,944 6,449 - 444 287 - 1,494 6,182 - (1,494) (1,494) 600 35,746 30,430 995 6,958 1,773 2,494 268 157 49 (4,688) 267 (600) - 4,321 2,357 $ 5,185 $ 2,226 $ 108 ($ 4,955) ($ 600) $ 1,964

Consolidating Projected Income Statements $ Thousands Twelve Months Ended January 1, 2022 Common Size (% Total Net Revenue) Net Revenue Cost of Sales Gross Profit Selling and Administrative Other Expense (Income) EBITDA Depreciation and Amortization EBIT Note: Source-Internal financials Note: Excludes Castle Aggregates Note: Projection as provided by management without adjustment Continental Materials Corporation Financial Statement Analysis Schedule A.6c HVAC Doors Rebar Corporate EliminationTotal 74.2% 54.1% 21.9% 15.0% 3.9% 3.6% 1.1%-1.1% 0.0%0.0% 100.0% 72.7% 20.1% 14.1% -0.7% 6.9% 4.8% 0.0% 0.3% 0.2% 0.0% 1.1%-1.1% 4.5%-1.1% 0.0%0.8% 27.3% 22.5% 0.1% 6.6% 1.3% 2.1% 0.2% 0.1% 0.0% -3.4%-0.8% 0.2%0.0% 4.6% 1.8% 5.3% 1.9% 0.1% -3.6%-0.8% 2.9% HVAC Doors Rebar Corporate Elimination Total $ 104,699 76,402 $ 30,925 21,211 $ 5,494 5,027 $ 1,494 - ($ 1,494) - $ 141,118 102,639 28,298 19,888 (941) 9,714 6,805 - 467 287 - 1,494 6,311 - (1,494) (1,494) 1,127 38,479 31,798 185 9,351 1,879 2,910 268 180 56 (4,817) 267 (1,127) - 6,496 2,470 $ 7,471 $ 2,642 $ 124 ($ 5,084) ($ 1,127) $ 4,026

Consolidating Projected Income Statements $ Thousands Twelve Months Ended December 31, 2022 Common Size (% Total Net Revenue) Net Revenue Cost of Sales Gross Profit Selling and Administrative Other Expense (Income) EBITDA Depreciation and Amortization EBIT Note: Source-Internal financials Note: Excludes Castle Aggregates Note: Projection as provided by management without adjustment Continental Materials Corporation Financial Statement Analysis Schedule A.6d HVAC Doors Rebar Corporate EliminationTotal 74.0% 53.3% 22.1% 15.1% 3.9% 3.5% 1.0%-1.0% 0.0%0.0% 100.0% 72.0% 20.7% 14.0% -0.7% 7.0% 4.6% 0.0% 0.3% 0.2% 0.0% 1.0%-1.0% 4.4%-1.0% 0.0%0.9% 28.0% 22.2% 0.2% 7.4% 1.4% 2.4% 0.2% 0.1% 0.0% -3.4%-0.9% 0.2%0.0% 5.6% 1.8% 5.9% 2.2% 0.1% -3.6%-0.9% 3.7% HVAC Doors Rebar Corporate Elimination Total $ 110,353 79,546 $ 32,989 22,482 $ 5,768 5,278 $ 1,494 - ($ 1,494) - $ 149,110 107,306 30,807 20,850 (1,017) 10,506 6,925 - 490 290 - 1,494 6,558 - (1,494) (1,494) 1,378 41,804 33,129 360 10,974 2,134 3,581 268 200 68 (5,064) 267 (1,378) - 8,314 2,737 $ 8,840 $ 3,313 $ 132 ($ 5,331) ($ 1,378) $ 5,577

Projected Income Statement Assumptions

$ Thousands

Twelve Months Ending:	12/28/2019	1/2/2021	1/1/2022	12/31/2022	12/30/2023	12/28/2024	12/27/2025	1/2/2027	1/1/2028	12/30/2028	12/29/2029	Residual
Real Gross Domestic Product		2.2%	1.9%	1.7%	1.6%	1.6%	1.5%	1.6%	1.7%	1.7%	1.7%	
Consumer Price Index		2.4%	2.5%	2.6%	2.5%	2.4%	2.3%	2.3%	2.2%	2.2%	2.2%	2.2%
Aggregate Economic Growth		4.7%	4.4%	4.3%	4.1%	4.0%	3.8%	3.9%	3.9%	3.9%	3.9%	2.2%
		Management Forecast			***Forecast Operating Margins***							
Net Revenue	$ 124,566.3	$ 133,168.2	$ 141,117.6	$ 149,109.7								
Cost of Sales		97,422.5	102,638.6	107,306.1	72.0%	72.0%	72.0%	72.0%	72.0%	72.0%	72.0%	72.0%
Selling and Administrative		29,147.8	31,451.6	32,859.4	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%
Other Expense (Income)		994.5	185.2	360.4	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%	0.2%
		Adjustments										
Net Revenue		-15.0%	-10.0%	-5.0%								
Cost of Sales		-15.0%	-10.0%	-5.0%								
Selling and Administrative		0.0%	0.0%	0.0%								
Other Expense (Income)		0.0%	0.0%	0.0%								
		Modified Management Forecast			***Aggregate Economic Growth***							
Net Revenue	$ 124,566.3	$ 113,192.9	$ 127,005.9	$ 141,654.2	$ 147,518.7	$ 153,476.1	$ 159,361.1	$ 165,634.9	$ 172,156.6	$ 178,935.1	$ 185,980.5	$ 190,072.0
Cost of Sales	93,021.0	82,809.2	92,374.8	101,940.8	106,213.5	110,502.8	114,740.0	119,257.1	123,952.7	128,833.3	133,905.9	136,851.9
Selling and Administrative	32,235.3	29,147.8	31,451.6	32,859.4	32,454.1	33,764.7	35,059.5	36,439.7	37,874.4	39,365.7	40,915.7	41,815.8
Other Expense (Income)	5,485.3	994.5	185.2	360.4	295.0	307.0	318.7	331.3	344.3	357.9	372.0	380.1
Working Capital		***Forecast***										
Management Working Capital (Ex-Cash)		$ 21,504.2	$ 23,548.2	$ 24,486.4								
Days Cash		5.0	5.0	5.0								
Forecast Cash		$ 1,824.2	$ 1,933.1	$ 2,042.6								
Adjusted Working Capital		23,328.4	25,481.3	26,529.0								
% Revenue (Unadjusted)		17.5%	18.1%	17.8%								
Forecast Working Capital												
% Revenue		17.5%	18.1%	17.8%	17.8%	17.8%	17.8%	17.8%	17.8%	17.8%	17.8%	17.8%
Working Capital	$ 24,866.3	$ 19,829.1	$ 22,933.2	$ 25,202.5	$ 26,258.3	$ 27,318.7	$ 28,366.3	$ 29,483.0	$ 30,643.9	$ 31,850.4	$ 33,104.5	$ 33,832.8
Increase (Decrease) in Working Capital		($ 5,037.2)	$ 3,104.1	$ 2,269.3	$ 1,055.8	$ 1,060.4	$ 1,047.5	$ 1,116.7	$ 1,160.9	$ 1,206.6	$ 1,254.1	$ 728.3
		Management Forecast										
Depreciation and Amortization	$ 1,962.0	$ 2,421.4	$ 2,537.0	$ 2,804.0	$ 2,601.6	$ 2,848.3	$ 3,120.6	$ 3,424.8	$ 2,076.3	$ 2,265.5	$ 2,476.2	$ 2,044.2
Capital Expenditures		1,432.0	5,189.0	2,102.0	1,709.9	2,467.4	2,722.6	3,042.3	1,698.5	1,892.2	2,107.3	2,319.4

Continental Materials Corporation
Discounted Cash Flow Analysis
Schedule B.1

VALUE

Projected Income Statements $ Thousands Twelve Months Ending: Revenue Cost of Goods Sold Gross Profit Operating Expenses Depreciation and Amort. Other Expense (Income) EBIT Interest Expense EBT Income Tax Net Income ($ 8,137.3) ($ 2,179.9) $ 457.3 $ 3,689.6 $ 5,930.2 $ 4,746.9 $ 4,671.4 $ 4,716.9 $ 6,034.4 $ 6,190.0 $ 6,341.0 $ 6,851.8 Continental Materials Corporation Discounted Cash Flow Analysis Schedule B.2 Gross Profit Margin 25.3% 26.8% 27.3% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% EBIT Margin -6.5% -1.9% 0.4% 2.6% 4.0% 3.9% 3.8% 3.7% 4.6% 4.5% 4.5% 4.7% EBT Margin -6.5% -1.9% 0.4% 2.6% 4.0% 3.9% 3.8% 3.7% 4.6% 4.5% 4.5% 4.7% Net Margin -6.5% -1.9% 0.4% 2.6% 4.0% 3.1% 2.9% 2.8% 3.5% 3.5% 3.4% 3.6% 12/28/2019 1/2/20211/1/202212/31/202212/30/202312/28/202412/27/20251/2/20271/1/202812/30/202812/29/2029Residual $ 127,005.9 92,374.8 $ 141,654.2 101,940.8 $ 147,518.7 106,213.5 $ 153,476.1 110,502.8 $ 159,361.1 114,740.0 $ 165,634.9 119,257.1 $ 172,156.6 123,952.7 $ 178,935.1 128,833.3 $ 185,980.5$ 190,072.0 133,905.9136,851.9 $ 124,566.3 93,021.0 $ 113,192.9 82,809.2 31,545.3 32,235.3 1,962.0 5,485.3 30,383.8 29,147.8 2,421.4 994.5 34,631.1 31,451.6 2,537.0 185.2 39,713.5 32,859.4 2,804.0 360.4 41,305.2 32,454.1 2,601.6 295.0 42,973.3 33,764.7 2,848.3 307.0 44,621.1 35,059.5 3,120.6 318.7 46,377.8 36,439.7 3,424.8 331.3 48,203.8 37,874.4 2,076.3 344.3 50,101.8 39,365.7 2,265.5 357.9 52,074.553,220.2 40,915.741,815.8 2,476.22,044.2 372.0380.1 (8,137.3) - (2,179.9) - 457.3 - 3,689.6 - 5,954.5 - 6,053.3 - 6,122.4 - 6,182.0 - 7,908.8 - 8,112.7 - 8,310.78,980.0 --(8,137.3) (2,179.9) - 457.3 - 3,689.6 - 5,954.5 24.3 6,053.3 1,306.5 6,122.4 1,451.0 6,182.0 1,465.1 7,908.8 1,874.4 8,112.7 1,922.7 8,310.78,980.0 1,969.62,128.3

Discounted Cash Flow

$ Thousands, Except per Share

Twelve Months Ended:	1/2/2021	1/1/2022	12/31/2022	12/30/2023	12/28/2024	12/27/2025	1/2/2027	1/1/2028	12/30/2028	12/29/2029	Residual
Net Income	($ 2,179.9)	$ 457.3	$ 3,689.6	$ 5,930.2	$ 4,746.9	$ 4,671.4	$ 4,716.9	$ 6,034.4	$ 6,190.0	$ 6,341.0	$ 6,851.8
Depreciation & Amortization	2,421.4	2,537.0	2,804.0	2,601.6	2,848.3	3,120.6	3,424.8	2,076.3	2,265.5	2,476.2	2,044.2
Total Sources of Cash Flow	241.5	2,994.3	6,493.6	8,531.8	7,595.2	7,791.9	8,141.7	8,110.7	8,455.5	8,817.2	8,895.9
Increase in Working Capital	(5,037.2)	3,104.1	2,269.3	1,055.8	1,060.4	1,047.5	1,116.7	1,160.9	1,206.6	1,254.1	728.3
Capital Expenditures	1,432.0	5,189.0	2,102.0	1,709.9	2,467.4	2,722.6	3,042.3	1,698.5	1,892.2	2,107.3	2,319.4
Total Uses of Cash Flow	(3,605.2)	8,293.1	4,371.3	2,765.7	3,527.8	3,770.1	4,159.1	2,859.3	3,098.7	3,361.4	3,047.7
Net Cash Flow from Operations	$ 3,846.7	($ 5,298.8)	$ 2,122.3	$ 5,766.1	$ 4,067.4	$ 4,021.8	$ 3,982.6	$ 5,251.4	$ 5,356.8	$ 5,455.9	$ 5,848.2
Castle Aggregates Cash Flow	$ 9,372.1	($ 12,216.3)	($ 8,147.4)	($ 10,553.0)	($ 1,564.3)	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0
Discount Period	0.5	1.5	2.5	3.5	4.5	5.5	6.5	7.5	8.5	9.5	10.0
PV Factor @ 13.0%	0.9407	0.8325	0.7367	0.6520	0.5770	0.5106	0.4518	0.3999	0.3539	0.3132	0.2946
PV Net Cash Flow	$ 3,618.6	($ 4,411.2)	$ 1,563.6	$ 3,759.3	$ 2,346.7	$ 2,053.5	$ 1,799.5	$ 2,099.8	$ 1,895.6	$ 1,708.5	
PV Castle Aggregates Cash Flow	$ 8,816.6	($ 10,170.0)	($ 6,002.4)	($ 6,880.2)	($ 902.5)	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	

Residual Growth Rate:	2.2%
Residual Value Multiple:	9.26
Residual Value:	$ 54,149.8
Gordon Model End of Period Factor:	1.06
Gordon Model End of Period Residual Value:	$ 57,562.0

Sum of PV Net Cash Flow	$ 16,433.9
PV Terminal Value	16,957.1
PV of Remainder of Intangibles Amortization Tax Shield	212.7
Market Value of Invested Capital	$ 33,603.7
Less: Interest-Bearing Debt	($ 800.0)
Less: Unfunded Retirement Liability	(1,250.0)
Plus: Phantom Stock Grant Tax Shield	190.4
Less; Earnouts Due from Acquisitions	(1,322.0)
Less: PV Reclamation, Wind-Down and Property Sale	(15,138.6)
Less: Castle Aggregates Deficit Working Capital	(451.1)
Fair Market Value of Equity	$ 14,832.4
Indicated Fair Market Value per Share	**$ 8.43**

Common Shares Outstanding	1,675.5
Plus: Phantom Stock Shares	85.0
Fully Diluted Common Shares Outstanding	1,760.5

Continental Materials Corporation
Discounted Cash Flow Analysis
Schedule B.3

VALUE

Discounted Cash Flow - Sensitivity Analysis $ per Share Continental Materials Corporation Discounted Cash Flow Analysis Schedule B.4 COVID-19 Impact Without Forecast Adjustment$ 12.69 With 15.0% Modified Forecast$ 8.43 Implied Loss per Share$ 4.26 Cost of Capital 11.0% 12.0% 12.5% 13.0% 13.5% 14.0% 15.0% 2020 Forecast Modification 0.0% 17.8414.9713.7612.6911.7210.849.33 16.348.03 14.816.69 13.255.31 11.663.90 10.052.46 8.425.894.833.893.052.301.00 -5.0% -10.0% -15.0% -20.0% -25.0% -30.0% 13.5312.3511.3010.359.50 12.0610.909.888.958.12 10.569.43 $ 8.43 7.526.71 9.027.926.946.055.26 7.476.395.434.563.79 Cost of Capital 11.0% 12.0% 12.5% 13.0% 13.5% 14.0% 15.0% Terminal Growth Rate 0.0% 12.079.808.837.957.156.425.15 1.0% 12.545.22 13.125.30 13.255.31 13.465.34 14.285.44 15.3411.8210.419.188.107.155.55 2.0% 2.2% 2.5% 3.5% 4.5% 10.119.088.157.306.54 10.489.378.377.486.68 10.569.43 $ 8.43 7.526.71 10.699.538.507.586.76 11.199.928.817.826.94

Discounted Cash Flow - Supporting Worksheets

$ Thousands

Castle Aggregates: Reclamation, Wind-Down and Property Sale

Twelve Months Ending:	1/2/2021	1/1/2022	12/31/2022	12/30/2023	12/28/2024	12/27/2025	1/2/2027	1/1/2028	12/30/2028	12/29/2029	Residual
Gain on Sale of Property	($ 9,570.0)	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0
Cost of Goods Sold	733.0	722.8	687.4	-	-	-	-	-	-	-	-
Operating Expenses	629.0	586.2	532.7	500.0	450.0	-	-	-	-	-	-
Other Expenses (Income)	6.6	18.8	18.8	-	-	-	-	-	-	-	-
Depreciation Expense	129.0	90.8	90.8	90.8	90.8	-	-	-	-	-	-
Net Operating Loss	(8,072.4)	1,418.7	1,329.8	590.8	540.8	-	-	-	-	-	-
Reclamation - Pikeview	50.0	11,588.4	6,908.5	2,674.2	1,114.3	-	-	-	-	-	-
Reclamation - TMOPE	-	-	-	7,378.7		-	-	-	-	-	-
Reclamation - Others	449.3	-	-	-	-	-	-	-	-	-	-
Property Return of Capital	(1,670.0)	(700.0)	-	-	-	-	-	-	-	-	-
Plus: Depreciation	(129.0)	(90.8)	(90.8)	(90.8)	(90.8)	-	-	-	-	-	-
Net Cash Flow	$ 9,372.1	($ 12,216.3)	($ 8,147.4)	($ 10,553.0)	($ 1,564.3)	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0

Tax and Net Operating Loss Carryforward Worksheet

Twelve Months Ending:	1/2/2021	1/1/2022	12/31/2022	12/30/2023	12/28/2024	12/27/2025	1/2/2027	1/1/2028	12/30/2028	12/29/2029	Residual
Beginning NOL Balance	$ 12,552.1	$ 6,659.6	$ 7,621.1	$ 5,261.2	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0
Pre-Tax Earnings	($ 2,179.9)	$ 457.3	$ 3,689.6	$ 5,954.5	$ 6,053.3	$ 6,122.4	$ 6,182.0	$ 7,908.8	$ 8,112.7	$ 8,310.7	$ 8,980.0
Castle Agg. Expenses	8,072.4	(1,418.7)	(1,329.8)	(590.8)	(540.8)	-	-	-	-	-	-
Pre-Tax Income	$ 5,892.5	($ 961.5)	$ 2,359.8	$ 5,363.7	$ 5,512.5	$ 6,122.4	$ 6,182.0	$ 7,908.8	$ 8,112.7	$ 8,310.7	$ 8,980.0
NOL Usage	(5,892.5)	-	(2,359.8)	(5,261.2)	-	-	-	-	-	-	-
Taxable Income	-	(961.5)	-	102.4	5,512.5	6,122.4	6,182.0	7,908.8	8,112.7	8,310.7	8,980.0
Income Tax @ 23.7%	$ 0.0	$ 0.0	$ 0.0	$ 24.3	$ 1,306.5	$ 1,451.0	$ 1,465.1	$ 1,874.4	$ 1,922.7	$ 1,969.6	$ 2,128.3
Discount Period -	0.5	1.5	2.5	3.5	4.5	5.5	6.5	7.5	8.5	9.5	
PV Factor @ 13.0%	0.9407	0.8325	0.7367	0.6520	0.5770	0.5106	0.4518	0.3999	0.3539	0.3132	
PV of NOL per Period	$ 1,313.7	$ 0.0	$ 412.0	$ 812.9	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	
Total PV of NOL Utilization	$ 2,538.7										

Continental Materials Corporation
Discounted Cash Flow Analysis
Schedule B.5

Capital Expenditures Projection

$ Thousands

Depreciation and Capital Expenditures Calculation

		Management Forecast			Projected							
Twelve Months Ending:		1/2/2021	1/1/2022	12/31/2022	12/30/2023	12/28/2024	12/27/2025	1/2/2027	1/1/2028	12/30/2028	12/29/2029	Residual
Fixed Assets % Revenue		6.1%	5.5%	7.4%	7.3%	7.2%	7.1%	7.0%	6.9%	6.8%	6.7%	6.7%
Required PP&E					$ 10,810.0	$ 11,093.1	$ 11,359.1	$ 11,640.6	$ 11,926.8	$ 12,217.5	$ 12,512.6	$ 12,787.8
Beginning PP&E		$ 8,085.1	$ 7,759.7	$ 11,075.7	11,037.7	10,810.0	11,093.1	11,359.1	11,640.6	11,926.8	12,217.5	12,512.6
Depreciation		1,757.4	1,873.0	2,140.0	1,937.6	2,184.3	2,456.6	2,760.8	1,412.3	1,601.5	1,812.2	2,044.2
Additions		1,432.0	5,189.0	2,102.0	1,709.9	2,467.4	2,722.6	3,042.3	1,698.5	1,892.2	2,107.3	2,319.4
Ending PP&E		$ 7,759.7	$ 11,075.7	$ 11,037.7	$ 10,810.0	$ 11,093.1	$ 11,359.1	$ 11,640.6	$ 11,926.8	$ 12,217.5	$ 12,512.6	$ 12,787.8
Economic / GAAP (S-L):												
GAAP Remaining Life (yrs	20											
Buildings	$ 4,964.3				$ 248.2	$ 248.2	$ 248.2	$ 248.2	$ 248.2	$ 248.2	$ 248.2	$ 248.2
GAAP Remaining Life (yrs	4											
Other Depreciable Asset	$ 6,073.4				$ 1,518.4	$ 1,518.4	$ 1,518.4	$ 1,518.4	$ 0.0	$ 0.0	$ 0.0	$ 0.0
GAAP Basis Life (yrs)	10											
Additions - 1	$ 1,709.9				$ 171.0	$ 171.0	$ 171.0	$ 171.0	$ 171.0	$ 171.0	$ 171.0	$ 171.0
Additions - 2	2,467.4					246.7	246.7	246.7	246.7	246.7	246.7	246.7
Additions - 3	2,722.6						272.3	272.3	272.3	272.3	272.3	272.3
Additions - 4	3,042.3							304.2	304.2	304.2	304.2	304.2
Additions - 5	1,698.5								169.8	169.8	169.8	169.8
Additions - 6	1,892.2									189.2	189.2	189.2
Additions - 7	2,107.3										210.7	210.7
Additions - Residual	2,319.4											231.9
Total					$ 1,937.6	$ 2,184.3	$ 2,456.6	$ 2,760.8	$ 1,412.3	$ 1,601.5	$ 1,812.2	$ 2,044.2

Amortization of Intangible Assets

Twelve Months Ending:	12/28/2019	1/2/2021	1/1/2022	12/31/2022	12/30/2023	12/28/2024	12/27/2025	1/2/2027	1/1/2028	12/30/2028	12/29/2029	Residual
Trade Name Intangible Assets	$ 3,590.1	$ 3,471.1	$ 3,231.8	$ 2,992.4	$ 2,753.1	$ 2,513.8	$ 2,274.4	$ 2,035.1	$ 1,795.7	$ 1,556.4	$ 1,317.0	
Projected Amortization	119.0	239.3	239.3	239.3	239.3	239.3	239.3	239.3	239.3	239.3	239.3	
Intellectual Property	$ 1,449.0	$ 1,347.0	$ 1,226.3	$ 1,105.5	$ 984.8	$ 864.0	$ 743.3	$ 622.5	$ 501.8	$ 381.0	$ 260.3	
Projected Amortization	102.0	120.8	120.8	120.8	120.8	120.8	120.8	120.8	120.8	120.8	120.8	
Customer Related Intangible Assets	$ 7,769.0	$ 7,619.0	$ 7,315.1	$ 7,011.2	$ 6,707.3	$ 6,403.4	$ 6,099.5	$ 5,795.5	$ 5,491.6	$ 5,187.7	$ 4,883.8	
Projected Amortization	150	303.9	303.9	303.9	303.9	303.9	303.9	303.9	303.9	303.9	303.9	
Total Amortization	$ 371.0	$ 664.0	$ 664.0	$ 664.0	$ 664.0	$ 664.0	$ 664.0	$ 664.0	$ 664.0	$ 664.0	$ 664.0	

Continental Materials Corporation
Discounted Cash Flow Analysis
Schedule B.6

VALUE INCORPORATED

Weighted Average Cost of Capital

$ Millions, Except per Share

Company Name	Ticker	Observed Beta	Last Price	Shares Outstanding	Market Cap	Total Debt + Min. & Pref.	Debt / Equity	Debt / Total Cap	Unlevered Beta
AAON Inc.	AAON	0.91	$ 48.32	52.1	$ 2,516.4	$ 0.0	0.0%	0.0%	0.91
Lennox International Inc.	LII	1.00	181.79	38.6	7,016.1	1,171.2	16.7%	14.3%	0.88
Trane Technologies PLC	TT	1.35	82.59	238.3	19,681.6	5,618.2	28.5%	22.2%	1.11
SPX Corp.	SPXC	1.51	32.64	44.2	1,442.8	393.5	27.3%	21.4%	1.25
JELD-WEN Holding Inc.	JELD	2.26	9.73	100.7	979.5	1,517.4	154.9%	60.8%	1.04
Masonite International Corp.	DOOR	1.43	47.45	24.9	1,180.1	803.0	68.0%	40.5%	0.94
PGT Innovations Inc.	PGTI	1.17	8.39	60.7	509.5	369.0	72.4%	42.0%	0.75
Continental Materials Corp.	CUO	0.95	$ 9.50	1.7	15.9	0.8	5.0%	4.8%	0.92
						Minimum	0.0%	0.0%	0.75
						Lower Quartile	22.0%	17.9%	0.90
						Median	28.5%	22.2%	0.94
						Average	52.6%	28.7%	0.98
						Upper Quartile	70.2%	41.2%	1.07
						Maximum	154.9%	60.8%	1.25
						Std. Deviation	52.2%	20.3%	0.16

Cost of Capital Components	
(1) Effective Tax Rate [T]	23.70%
(2) Risk-Free Rate [R_f]	1.4%
(3) Equity Risk Premium [ERP]	6.2%
(4) Unlevered Beta	1.07
(5) Debt / Equity Ratio	0.0%
(6) Pre-Tax Cost of Debt (Baa + 200bp)	4.1%
(7) Unsystematic Risk Premium [R_u]	5.0%

Cost of Capital Calculation	
Relevered Beta	1.07
$K_e = R_f$ + Levered Beta x ERP + R_u	
Cost of Equity	13.0%
After-Tax Cost of Debt	3.1%
Debt / Capital	0.0%
WACC = $w_e \times K_e + w_d \times K_d \times (1 - T)$	
Weighted Average Cost of Capital	13.0%

Continental Materials Corporation
Discounted Cash Flow Analysis
Schedule B.7

VALUE

Guideline Public Company Descriptions

HVAC Segment

Company	Ticker	Description
AAON, Inc.	AAON	AAON, Inc., together with its subsidiaries, engages in engineering, manufacturing, marketing, and selling air conditioning and heating equipment in the United States and Canada.
Lennox International Inc.	LII	Lennox International Inc., through its subsidiaries, designs, manufactures, and markets a range of products for the heating, ventilation, air conditioning, and refrigeration markets in the United States, Canada, and Europe.
Trane Technologies plc	TT	Trane Technologies plc provides climate control solutions for buildings, homes, and transportation.
SPX Corporation	SPXC	SPX Corporation supplies infrastructure equipment serving the heating, ventilation and cooling (HVAC), detection and measurement, power transmission and generation, and industrial markets in the United States, China, South Africa, the United Kingdom, and internationally.

Door Segment

Company	Ticker	Description
JELD-WEN Holding, Inc.	JELD	JELD-WEN Holding, Inc. designs, manufactures, and sells doors and windows primarily in North America, Europe, and Australasia.
Masonite International Corporation	DOOR	Masonite International Corporation designs, manufactures, and distributes interior and exterior doors for the new construction and repair, renovation, and remodeling sectors of the residential and non-residential building construction markets worldwide.
PGT Innovations, Inc.	PGTI	PGT Innovations, Inc. manufactures and supplies impact-resistant residential windows and doors in the Southeastern United States, Western United States, the Gulf Coast, Coastal mid-Atlantic, the Caribbean, Central America, and Canada.

Source: CapitalIQ

Continental Materials Corporation
Guideline Company Analysis
Schedule C.1

VALUE

Historical Balance Sheets

$ Millions

Ticker:	HVAC	AAON	LII	TT	SPXC	Doors	JELD	DOOR	PGTI
As of:	12/28/2019	12/31/2019	12/31/2019	12/31/2019	12/31/2019	12/28/2019	12/31/2019	12/29/2019	12/28/2019
Assets									
Cash and Equivalents	($ 2.0)	$ 44.4	$ 40.2	$ 1,303.6	$ 54.7	($ 0.3)	$ 229.9	$ 177.6	$ 97.2
Accounts Receivable	15.5	68.2	477.8	2,798.1	265.9	5.2	469.8	276.2	68.1
Inventory	11.3	73.6	544.1	1,712.2	154.9	1.8	505.1	242.2	43.9
Prepaid and Other Current Assets	0.6	1.4	58.8	403.3	156.6	0.4	38.6	38.0	24.4
Total Current Assets	25.4	187.5	1,120.9	6,217.2	632.1	7.1	1,243.3	734.1	233.6
Net Fixed Assets	5.4	178.1	445.4	1,806.2	179.1	1.5	864.4	625.6	128.2
Goodwill and Intangible Assets	13.0	3.5	186.5	10,931.9	701.0	5.4	852.8	368.7	533.6
Deferred Tax Assets	1.2	-	21.5	-	16.4	0.0	183.8	25.9	-
Other Assets	3.4	2.3	260.6	1,537.0	605.9	0.0	237.0	182.5	27.4
Total Assets	$ 48.5	$ 371.4	$ 2,034.9	$ 20,492.3	$ 2,134.5	$ 13.9	$ 3,381.3	$ 1,936.9	$ 922.7
Liabilities and Equity									
Accounts Payable	$ 4.6	$ 11.8	$ 372.4	$ 1,809.2	$ 141.6	$ 0.9	$ 295.0	$ 84.9	$ 13.4
Accrued Expenses	5.9	44.3	255.7	1,853.0	220.4	0.9	408.0	180.4	38.0
Short-Term Borrowings	-	-	-	-	142.6	-	-	-	-
Current Portion of Long Term Debt	-	-	321.9	650.5	1.0	-	65.8	-	-
Other Liabilities	0.2	-	52.7	549.2	103.0	-	-	2.4	4.7
Total Current Liabilities	10.7	56.0	1,002.7	4,861.9	608.6	1.8	768.8	267.7	56.1
Long Term Debt	-	-	849.3	4,922.9	249.9	-	1,451.5	791.0	369.0
Other Long Term Liabilities	16.4	25.3	353.1	3,395.1	773.6	2.9	348.9	241.1	66.1
Total Liabilities	27.1	81.3	2,205.1	13,179.9	1,632.1	4.7	2,569.2	1,299.7	491.2
Minority Interest	-	-	-	44.8	-	-	-	12.0	-
Preferred Stock	-	-	-	-	-	-	-	-	-
Common Shareholders' Equity	21.4	290.1	(170.2)	7,267.6	502.4	9.3	812.1	624.9	431.5
Total Liabilities and Equity	$ 48.5	$ 371.4	$ 2,034.9	$ 20,492.3	$ 2,134.5	$ 13.9	$ 3,381.3	$ 1,936.6	$ 922.7
Shares Outstanding		52.1	38.6	238.3	44.2		100.7	24.9	60.7

Continental Materials Corporation
Guideline Company Analysis
Schedule C.2

VALUE

Common Size Balance Sheets

Ticker:	HVAC	Average	AAON	LII	TT	SPXC	Doors	Average	JELD	DOOR	PGTI
As of:	12/28/2019		12/31/2019	12/31/2019	12/31/2019	12/31/2019	12/28/2019		12/31/2019	12/29/2019	12/28/2019
Assets											
Cash and Equivalents	-4.1%	5.7%	11.9%	2.0%	6.4%	2.6%	-2.5%	8.8%	6.8%	9.2%	10.5%
Accounts Receivable	32.0%	17.0%	18.4%	23.5%	13.7%	12.5%	37.0%	11.8%	13.9%	14.3%	7.4%
Inventory	23.3%	15.5%	19.8%	26.7%	8.4%	7.3%	13.1%	10.7%	14.9%	12.5%	4.8%
Prepaid and Other Current Assets	1.2%	3.1%	0.4%	2.9%	2.0%	7.3%	3.1%	1.9%	1.1%	2.0%	2.6%
Total Current Assets	52.4%	41.4%	50.5%	55.1%	30.3%	29.6%	50.7%	33.3%	36.8%	37.9%	25.3%
Net Fixed Assets	11.2%	21.8%	47.9%	21.9%	8.8%	8.4%	10.5%	23.9%	25.6%	32.3%	13.9%
Goodwill and Intangible Assets	26.9%	24.1%	0.9%	9.2%	53.3%	32.8%	38.4%	34.0%	25.2%	19.0%	57.8%
Deferred Tax Assets	2.5%	0.5%	0.0%	1.1%	0.0%	0.8%	0.3%	2.3%	5.4%	1.3%	0.0%
Other Assets	7.0%	12.3%	0.6%	12.8%	7.5%	28.4%	0.1%	6.5%	7.0%	9.4%	3.0%
Total Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Liabilities and Equity											
Accounts Payable	9.5%	9.2%	3.2%	18.3%	8.8%	6.6%	6.5%	4.9%	8.7%	4.4%	1.5%
Accrued Expenses	12.3%	11.0%	11.9%	12.6%	9.0%	10.3%	6.3%	8.5%	12.1%	9.3%	4.1%
Short-Term Borrowings	0.0%	1.7%	0.0%	0.0%	0.0%	6.7%	0.0%	0.0%	0.0%	0.0%	0.0%
Current Portion of Long Term Debt	0.0%	4.8%	0.0%	15.8%	3.2%	0.0%	0.0%	0.6%	1.9%	0.0%	0.0%
Other Liabilities	0.3%	2.5%	0.0%	2.6%	2.7%	4.8%	0.0%	0.2%	0.0%	0.1%	0.5%
Total Current Liabilities	22.1%	29.1%	15.1%	49.3%	23.7%	28.5%	12.8%	14.2%	22.7%	13.8%	6.1%
Long Term Debt	0.0%	19.4%	0.0%	41.7%	24.0%	11.7%	0.0%	41.3%	42.9%	40.8%	40.0%
Other Long Term Liabilities	33.8%	19.2%	6.8%	17.4%	16.6%	36.2%	20.7%	10.0%	10.3%	12.4%	7.2%
Total Liabilities	55.9%	67.8%	21.9%	108.4%	64.3%	76.5%	33.5%	65.4%	76.0%	67.1%	53.2%
Minority Interest	0.0%	0.1%	0.0%	0.0%	0.2%	0.0%	0.0%	0.2%	0.0%	0.6%	0.0%
Preferred Stock	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Common Shareholders' Equity	44.1%	32.2%	78.1%	-8.4%	35.5%	23.5%	66.5%	34.3%	24.0%	32.3%	46.8%
Total Liabilities and Equity	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Continental Materials Corporation
Guideline Company Analysis
Schedule C.3

VALUE INCORPORATED

Historical Income Statements

$ Millions

Ticker:	HVAC	AAON	LII	TT	SPXC	Doors	JELD	DOOR	PGTI
Twelve Months Ended:	12/28/2019	12/31/2019	12/31/2019	12/31/2019	12/31/2019	12/28/2019	12/31/2019	12/29/2019	12/28/2019
Revenues	$ 92.5	$ 469.3	$ 3,807.2	$ 16,598.9	$ 1,525.4	$ 28.0	$ 4,289.8	$ 2,176.7	$ 745.0
Cost of Sales	69.7	327.1	2,656.3	11,054.1	1,049.8	19.4	3,417.2	1,628.3	465.7
Gross Margin	22.8	142.2	1,150.9	5,544.8	475.6	8.6	872.5	548.4	279.2
Operating Expenses	19.2	52.1	585.9	3,129.8	318.5	5.5	526.6	281.5	160.5
Other Operating Expense (Income)	(0.5)	-	8.3	-	5.8	(0.3)	-	9.8	-
EBITDA	4.1	90.1	556.7	2,415.0	151.3	3.4	345.9	257.2	118.8
Depreciation and Amortization	1.3	22.8	71.1	397.4	43.4	0.3	134.0	99.8	34.7
Other Expense (Income)	-	0.3	(171.3)	-	-	-	-	-	-
EBIT	2.8	67.0	656.9	2,017.6	107.9	3.1	212.0	157.3	84.1
Projected Income Statements									
Calendar Year 2020 Revenue	$ 98.9	$ 523.2	$ 3,981.8	$ 17,257.3	$ 1,597.3	$ 29.0	$ 4,355.8	$ 2,253.9	$ 762.6
Calendar Year 2020 EBITDA	7.0	117.1	684.2	2,809.3	221.7	2.5	469.1	315.1	137.1
Calendar Year 2021 Revenue	$ 104.7	$ 565.2	$ 4,110.6	$ 17,649.0	$ 1,647.3	$ 30.9	$ 4,440.2	$ 2,336.0	$ 788.6
Calendar Year 2021 EBITDA	9.4	139.5	727.6	2,939.0	237.2	2.9	505.4	336.3	142.3

Note: Guideline public company projections from CapitalIQ as of February 14, 2020

Continental Materials Corporation
Guideline Company Analysis
Schedule C.4

Common Size Income Statements

$ Millions

Ticker:	HVAC	Average	AAON	LII	TT	SPXC	Doors	Average	JELD	DOOR	PGTI
Twelve Months Ended:	12/28/2019		12/31/2019	12/31/2019	12/31/2019	12/31/2019	12/28/2019		12/31/2019	12/29/2019	12/28/2019
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of Sales	75.4%	68.7%	69.7%	69.8%	66.6%	68.8%	69.2%	72.3%	79.7%	74.8%	62.5%
Gross Margin	24.6%	31.3%	30.3%	30.2%	33.4%	31.2%	30.8%	27.7%	20.3%	25.2%	37.5%
Operating Expenses	20.7%	16.6%	11.1%	15.4%	18.9%	20.9%	19.8%	15.6%	12.3%	12.9%	21.5%
Other Operating Expense (Income)	-0.5%	0.1%	0.0%	0.2%	0.0%	0.4%	-1.2%	0.1%	0.0%	0.4%	0.0%
EBITDA	4.4%	14.6%	19.2%	14.6%	14.5%	9.9%	12.2%	11.9%	8.1%	11.8%	15.9%
Depreciation and Amortization	1.4%	3.0%	4.9%	1.9%	2.4%	2.8%	1.0%	4.1%	3.1%	4.6%	4.7%
Other Expense (Income)	0.0%	-1.1%	0.1%	-4.5%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
EBIT	3.1%	12.7%	14.3%	17.3%	12.2%	7.1%	11.2%	7.8%	4.9%	7.2%	11.3%
Projected Income Statements											
Calendar Year 2020 Revenue	100.0%		100.0%	100.0%	100.0%	100.0%	100.0%		100.0%	100.0%	100.0%
Calendar Year 2020 EBITDA	7.0%	17.4%	22.4%	17.2%	16.3%	13.9%	8.6%	14.2%	10.8%	14.0%	18.0%
Calendar Year 2021 Revenue	100.0%		100.0%	100.0%	100.0%	100.0%	100.0%		100.0%	100.0%	100.0%
Calendar Year 2021 EBITDA	8.9%	18.4%	24.7%	17.7%	16.7%	14.4%	9.4%	14.6%	11.4%	14.4%	18.0%

Continental Materials Corporation
Guideline Company Analysis
Schedule C.5

VALUE

Financial Ratio Analysis

$ Millions

Ticker:	HVAC	Average	AAON	LII	TT	SPXC	Doors	Average	JELD	DOOR	PGTI
Twelve Months Ended:	12/28/2019		12/31/2019	12/31/2019	12/31/2019	12/31/2019	12/28/2019		12/31/2019	12/29/2019	12/28/2019
Growth											
2019 Revenue Growth	-0.5%	2.8%	8.2%	-2.0%	5.9%	-0.9%	9.8%	1.9%	-1.3%	0.3%	6.7%
2020 Revenue Growth	7.0%	6.2%	11.5%	4.6%	4.0%	4.7%	3.7%	2.5%	1.5%	3.5%	2.4%
2021 Revenue Growth	5.9%	4.2%	8.0%	3.2%	2.3%	3.1%	6.6%	3.0%	1.9%	3.6%	3.4%
2019 EBITDA Growth	17.1%	6.5%	23.4%	-0.8%	9.6%	-6.1%	-8.6%	-4.3%	-11.7%	0.3%	-1.4%
2020 EBITDA Growth	69.6%	28.9%	29.9%	22.9%	16.3%	46.5%	-26.9%	24.5%	35.6%	22.5%	15.4%
2021 EBITDA Growth	34.4%	9.3%	19.1%	6.3%	4.6%	7.0%	16.6%	6.1%	7.7%	6.7%	3.8%
Efficiency:											
Cash Turnover	(46.94)	36.48	10.58	94.71	12.73	27.89	(81.34)	12.86	18.66	12.26	7.66
Days Cash	(8)	20	35	4	29	13	(4)	32	20	30	48
Accounts Receivable Turnover	5.96	6.63	6.88	7.97	5.93	5.74	5.43	9.32	9.13	7.88	10.94
Days Accounts Receivable	61	56	53	46	62	64	67	40	40	46	33
Inventory Turnover	6.17	5.64	4.44	4.88	6.46	6.78	10.61	8.04	6.77	6.72	10.62
Days Inventory	59	67	82	75	57	54	34	48	54	54	34
Fixed Assets % Revenue	5.9%	18.1%	37.9%	11.7%	10.9%	11.7%	5.2%	22.0%	20.1%	28.7%	17.2%
Accounts Payable Turnover	15.15	12.12	27.82	7.13	6.11	7.41	21.38	21.80	11.59	19.18	34.64
Days Payables	24	43	13	51	60	49	17	20	32	19	11
Liquidity:											
Current Ratio	2.38	1.70	3.35	1.12	1.28	1.04	3.97	2.84	1.62	2.74	4.16
Quick Ratio	1.32	1.08	2.03	0.58	0.93	0.78	2.95	2.06	0.96	1.84	3.38
Net Working Capital (Net of Cash and Debt)	$ 12.8	$ 975.5	$ 175.9	$ 480.3	$ 3,309.4	($ 63.4)	$ 4.9	$ 563.0	$ 770.2	$ 644.0	$ 274.8
Net Working Capital % Revenue	13.8%	16.5%	37.5%	12.6%	19.9%	-4.2%	17.7%	28.1%	18.0%	29.6%	36.9%
Total Liabilities % Total Assets	55.9%	67.8%	21.9%	108.4%	64.3%	76.5%	33.5%	65.4%	76.0%	67.1%	53.2%

Continental Materials Corporation
Guideline Company Analysis
Schedule C.6

VALUE

Financial Ratio Comparison - HVAC Segment

Profitability Ranking

Gross Margin		Percentile
TT	33%	
SPXC	31%	
AAON	30%	
LII	30%	
HVAC	25%	0.0%

EBITDA Margin		Percentile
AAON	19%	
TT	15%	
LII	15%	
SPXC	10%	
HVAC	4%	0.0%

2020 EBITDA Margin		Percentile
AAON	22%	
LII	17%	
TT	16%	
SPXC	14%	
HVAC	7%	0.0%

2021 EBITDA Margin		Percentile
AAON	25%	
LII	18%	
TT	17%	
SPXC	14%	
HVAC	9%	0.0%

Efficiency Ranking

Fixed Assets % Rev.		Percentile
HVAC	5.9%	100.0%
TT	10.9%	
LII	11.7%	
SPXC	11.7%	
AAON	37.9%	

Days A/R		Percentile
LII	46	
AAON	53	
HVAC	61	50.0%
TT	62	
SPXC	64	

Days Inventory		Percentile
SPXC	54	
TT	57	
HVAC	59	50.0%
LII	75	
AAON	82	

Days Payables		Percentile
TT	60	
LII	51	
SPXC	49	
HVAC	24	25.0%
AAON	13	

Liquidity Ranking

Days Cash		Percentile
AAON	35	
TT	29	
SPXC	13	
LII	4	
HVAC	(8)	0.0%

Current Ratio		Percentile
AAON	3.35	
HVAC	2.38	75.0%
TT	1.28	
LII	1.12	
SPXC	1.04	

Quick Ratio		Percentile
AAON	2.03	
HVAC	1.32	75.0%
TT	0.93	
SPXC	0.78	
LII	0.58	

Liabilities % Assets		Percentile
AAON	21.9%	
HVAC	55.9%	75.0%
TT	64.3%	
SPXC	76.5%	
LII	108.4%	

Growth Ranking

2019 EBITDA Growth		Percentile
AAON	23.4%	
HVAC	17.1%	75.0%
TT	9.6%	
LII	-0.8%	
SPXC	-6.1%	

2020 EBITDA Growth		Percentile
HVAC	69.6%	100.0%
SPXC	46.5%	
AAON	29.9%	
LII	22.9%	
TT	16.3%	

2021 EBITDA Growth		Percentile
HVAC	34.4%	100.0%
AAON	19.1%	
SPXC	7.0%	
LII	6.3%	
TT	4.6%	

Ratio Group	Score
Profitability Average Rank	0.0%
Efficiency Average Rank	56.3%
Liquidity Average Rank	56.3%
Growth Average Rank	91.7%
Average Percentile	**51.0%**

Continental Materials Corporation
Guideline Company Analysis
Schedule C.7a

VALUE

Financial Ratio Comparison - Door Segment

Profitability Ranking

Gross Margin		Percentile	EBITDA Margin		Percentile	2020 EBITDA Margin		Percentile	2021 EBITDA Margin		Percentile
PGTI	37%		PGTI	16%		PGTI	18%		PGTI	18%	
Doors	31%	66.6%	DOOR	12%		DOOR	14%		DOOR	14%	
DOOR	25%		Doors	12%	66.6%	JELD	11%		JELD	11%	
JELD	20%		JELD	8%		Doors	9%	0.0%	Doors	9%	0.0%

Efficiency Ranking

Fixed Assets % Rev.		Percentile	Days A/R		Percentile	Days Inventory		Percentile	Days Payables		Percentile
Doors	5.2%	100.0%	PGTI	33		PGTI	34		JELD	32	
PGTI	17.2%		JELD	40		Doors	34	66.7%	DOOR	19	
JELD	20.1%		DOOR	46		JELD	54		Doors	17	33.3%
DOOR	28.7%		Doors	67	0.0%	DOOR	54		PGTI	11	

Liquidity Ranking

Days Cash		Percentile	Current Ratio		Percentile	Quick Ratio		Percentile	Liabilities % Assets		Percentile
PGTI	48		PGTI	4.16		PGTI	3.38		Doors	33.5%	100.0%
DOOR	30		Doors	3.97	66.6%	Doors	2.95	66.6%	PGTI	53.2%	
JELD	20		DOOR	2.74		DOOR	1.84		DOOR	67.1%	
Doors	(4)	0.0%	JELD	1.62		JELD	0.96		JELD	76.0%	

Growth Ranking

2019 EBITDA Growth		Percentile	2020 EBITDA Growth		Percentile	2021 EBITDA Growth		Percentile
DOOR	0.3%		JELD	35.6%		Doors	16.6%	100.0%
PGTI	-1.4%		DOOR	22.5%		JELD	7.7%	
Doors	-8.6%	33.3%	PGTI	15.4%		DOOR	6.7%	
JELD	-11.7%		Doors	-26.9%	0.0%	PGTI	3.8%	

Ratio Group	Score
Profitability Average Rank	33.3%
Efficiency Average Rank	50.0%
Liquidity Average Rank	58.3%
Growth Average Rank	44.4%
Average Percentile	**46.5%**

Continental Materials Corporation
Guideline Company Analysis
Schedule C.7b

VALUE

Observed Multiples

$ Millions, except Per Share

Ticker:	AAON	LII	TT	SPXC	JELD	DOOR	PGTI
	-13.3%	-26.1%	-43.0%	-37.1%	-56.4%	-41.4%	-51.1%
Last Price (3/31/2020)	$ 48.32	$ 181.79	$ 82.59	$ 32.64	$ 9.73	$ 47.45	$ 8.39
Shares Outstanding	52.1	38.6	238.3	44.2	100.7	24.9	60.7
Market Value of Equity (MVE)	$ 2,516.4	$ 7,016.1	$ 19,681.6	$ 1,442.8	$ 979.5	$ 1,180.1	$ 509.5
Plus: Interest Bearing Debt	$ 0.0	$ 1,171.2	$ 5,573.4	$ 393.5	$ 1,517.4	$ 791.0	$ 369.0
Plus: Minority Interest	-	-	44.8	-	-	12.0	-
Plus: Preferred Equity	-	-	-	-	-	-	-
Less: Cash	(44.4)	(40.2)	(1,303.6)	(54.7)	(229.9)	(177.6)	(97.2)
Enterprise Value (EV)	$ 2,472.1	$ 8,147.1	$ 23,996.2	$ 1,781.6	$ 2,267.0	$ 1,805.4	$ 781.2
Revenue	$ 469.3	$ 3,807.2	$ 16,598.9	$ 1,525.4	$ 4,289.8	$ 2,176.7	$ 745.0
EV / Revenue	5.27	2.14	1.45	1.17	0.53	0.83	1.05
EBITDA	$ 90.1	$ 556.7	$ 2,415.0	$ 151.3	$ 345.9	$ 257.2	$ 118.8
EV / EBITDA	27.43	14.63	9.94	11.78	6.55	7.02	6.58
EBIT	$ 67.0	$ 656.9	$ 2,017.6	$ 107.9	$ 212.0	$ 157.3	$ 84.1
EV / EBIT	36.89	12.40	11.89	16.51	10.70	11.47	9.29
2020 Calendar-Year EBITDA	$ 117.1	$ 684.2	$ 2,809.3	$ 221.7	$ 469.1	$ 315.1	$ 137.1
EV / 2020 EBITDA	21.11	11.91	8.54	8.04	4.83	5.73	5.70
2021 Calendar-Year EBITDA	$ 139.5	$ 727.6	$ 2,939.0	$ 237.2	$ 505.4	$ 336.3	$ 142.3
EV / 2021 EBITDA	17.73	11.20	8.16	7.51	4.49	5.37	5.49

HVAC Segment	Minimum	Low Quartile	Median	Average	Hi Quartile	Maximum	Std. Dev.	Coef. Var.
EV / Revenue	1.17	1.38	1.79	2.51	2.92	5.27	1.89	0.75
EV / EBITDA	9.94	11.32	13.20	15.94	17.83	27.43	7.90	0.50
EV / EBIT	11.89	12.28	14.46	19.42	21.61	36.89	11.83	0.61
EV / 2020 EBITDA	8.04	8.42	10.22	12.40	14.21	21.11	6.06	0.49
EV / 2021 EBITDA	7.51	8.00	9.68	11.15	12.83	17.73	4.67	0.42

Door Segment	Minimum	Low Quartile	Median	Average	Hi Quartile	Maximum	Std. Dev.	Coef. Var.
EV / Revenue	0.53	0.68	0.83	0.80	0.94	1.05	0.26	0.33
EV / EBITDA	6.55	6.57	6.58	6.72	6.80	7.02	0.26	0.04
EV / EBIT	9.29	9.99	10.70	10.49	11.08	11.47	1.10	0.11
EV / 2020 EBITDA	4.83	5.27	5.70	5.42	5.71	5.73	0.51	0.09
EV / 2021 EBITDA	4.49	4.93	5.37	5.11	5.43	5.49	0.55	0.11

Continental Materials Corporation
Guideline Company Analysis
Schedule C.8

Application of Multiples

$ Thousands

HVAC Segment

	Applied Multiples		Forecast	Indicated Range	
	Low	High	Modified[1]	Low	High
EV / 2020 EBITDA	5.50 x	6.50 x	$ 7,969.5	$ 43,832.4	$ 51,801.9
EV / 2021 EBITDA	4.70 x	5.70 x	$ 9,426.7	$ 44,305.7	$ 53,732.4
Average				$ 44,069.0	$ 52,767.2

Doors Segment

	Applied Multiples		Forecast	Indicated Range	
	Low	High	As Reported	Low	High
EV / 2020 EBITDA	4.60 x	5.20 x	$ 2,494.3	$ 11,473.9	$ 12,970.5
EV / 2021 EBITDA	3.60 x	4.20 x	$ 2,909.5	$ 10,474.4	$ 12,220.1
Average				$ 10,974.1	$ 12,595.3

Rebar Segment + Corporate

	Weighted Averages		Forecast	Indicated Range	
	Low	High	Modified[2]	Low	High
EV / 2020 EBITDA	5.32 x	6.25 x	($ 4,811.4)	($ 25,599.1)	($ 30,068.5)
EV / 2021 EBITDA	4.48 x	5.41 x	($ 5,444.3)	($ 24,394.2)	($ 29,458.8)
Average				($ 24,996.7)	($ 29,763.7)

	Low	High
HVAC Average	$ 44,069.0	$ 52,767.2
Doors Average	10,974	12,595
Rebar + Corporate Average	(24,997)	(29,764)
Enterprise Value	$ 30,046.5	$ 35,598.8
Plus Cash	$ 178.0	$ 178.0
Market Value of Invested Capital from Operations	30,224.5	35,776.8
Less: Unfunded Retirement Liability	(1,250.0)	(1,250.0)
Plus: Phantom Stock Grant Tax Shield	190.4	190.4
Less: Earnouts from Acquisitions	(1,322.0)	(1,322.0)
Less: PV Reclamation, Wind-Down and Property Sale	(15,138.6)	(15,138.6)
Less: Castle Aggregates Deficit Working Capital	(451.1)	(451.1)
Plus: PV of NOL Usage	2,538.7	2,538.7
Market Value of Invested Capital	$ 14,791.9	$ 20,344.2
Less: Interest Bearing Debt	(800.0)	(800.0)
Fair Market Value of Equity	$ 13,991.9	$ 19,544.2
Fully Diluted Shares Outstanding	1,760.5	1,760.5
Indicated Fair Market Value per Share	**$ 7.95**	**$ 11.10**

COVID-19 Impact	
Decline in HVAC Multiples	-33.7%
Decline in Door Multiples	-35.8%
Implied Loss= $ 9.72 per share	

(1) Note: HVAC modified to exclude acquisition earnout $1,011,167 in 2020 and $75,833 in 2021
(2) Note: Corporate modified to exclude $320,016 phantom stock expense in 2020 and 2021

Continental Materials Corporation
Guideline Company Analysis
Schedule C.9

VALUE INCORPORATED

Selected Precedent Transactions Analysis - HVAC Segment

$ Thousands

Date	Acquirer	Target & Description	MVIC	Revenue	Gross Profit%	EBITDA%	MVIC / LTM Revenue	MVIC / Gross Profit	MVIC / LTM EBITDA
6/17/2019	Continental Materials Corp.	Business segments of In-O-Vate Technologies	$ 11,505.7	$ 14,139.7	36.6%	16.6%	0.81 x	2.22 x	4.89 x
		Manufacturer of premium, metal, dryer venting accessories used in residential home construction.							
6/3/2019	Continental Materials Corp.	Global Flow Products	7,637.8	7,390.0	29.2%	0.7%	1.03 x	3.54 x	*nmf*
		Manufactures and distributes valves, accessories and ASME certified tanks to the hydronics market							
10/30/2017	Thermon Group Holdings, Inc	CCI Thermal Technologies Inc.	261,950.0	94,684.0	45.8%	19.9%	2.77 x	6.04 x	13.88 x
		CCI Thermal Technologies Inc. develops and manufactures heating and filtration solutions for industrial and hazardous area applications worldwide.							
6/1/2017	Hickok Incorporated	Air Enterprises LLC	10,250.0	40,610.1	23.0%	12.0%	0.25 x	1.10 x	2.11 x
		Air Enterprises LLC designs, manufactures, and installs custom air handling and energy efficient solutions for commercial, industrial, and institutional applications.							
11/30/2016	Modine Manufacturing Company	Heat Transfer Solutions of Luvata	415,600.0	489,100.0	18.2%	9.6%	0.85 x	4.67 x	8.84 x
		Heat Transfer Solutions manufactures commercial and industrial coils, cooler units, coatings and custom designed solutions.							
8/31/2016	Melrose Industries PLC	Nortek Inc.	2,769,962.5	2,548,500.0	30.6%	10.9%	1.09 x	3.55 x	10.00 x
		Nortek, Inc. manufactures and sells products for remodeling and replacement. Its segments include Air Quality and Home Solutions and Residential and Commercial HVAC.							
7/1/2016	NIBE Energy Systems, Inc.	The Climate Control Group, Inc.	364,000.0	274,000.0	n/a	9.1%	1.33 x		14.56 x
		Designs and manufactures HVAC products and solutions for a range of applications and markets.							
4/30/2014	Nortek, Inc.	HVAC Business of Thomas & Betts Corporation	262,600.0	159,173.0	31.2%	18.2%	1.65 x	5.29 x	9.08 x
		HVAC division of Thomas & Betts designs, manufactures, and markets heating, ventilation, and air conditioning products for commercial and industrial buildings.							
5/16/2012	Insight Equity	Flanders Corporation	197,588.5	247,816.0	16.8%	4.8%	0.80 x	4.75 x	16.71 x
		Flanders Corporation designs, manufactures, and sells air filters and related products.							
6/5/2008	Ingersoll-Rand Company Limited	Trane Inc.	10,061,143.7	7,553,500.0	28.3%	10.7%	1.33 x	4.70 x	12.42 x
		Trane is a leading global manufacturer of commercial and residential heating, ventilation, an air conditioning equipment.							
12/9/2005	Johnson Controls, Inc.	York International Corporation	3,096,000.0	4,815,890.0	19.0%	5.1%	0.64 x	3.38 x	12.62 x
		York International Corporation manufactures heating, ventilating, air conditioning, and refrigeration products.							

Source: Deal Stats, Bloomberg, , S&P CapitalIQ, SEC Filings
Criteria: Closed US Transactions Since 2005
MVIC > $5 MM / Sales > $5 MM
SIC: 3564, 3585, 3822

	MVIC	Revenue	Gross Profit%	EBITDA%	MVIC / LTM Revenue	MVIC / Gross Profit	MVIC / LTM EBITDA
Low	$ 7,637.8	$ 7,390.0	16.8%	0.7%	0.25 x	1.10 x	2.11 x
Lower Quartile	104,547.1	67,647.0	20.0%	7.1%	0.81 x	3.42 x	8.90 x
Median	262,600.0	247,816.0	28.8%	10.7%	1.03 x	4.11 x	11.21 x
Mean	1,587,112.6	1,476,800.3	27.9%	10.7%	1.14 x	3.93 x	10.51 x
Upper Quartile	1,592,781.3	1,518,800.0	31.0%	14.3%	1.33 x	4.74 x	13.57 x
High	10,061,143.7	7,553,500.0	45.8%	19.9%	2.77 x	6.04 x	16.71 x

	Gross Profit%	EBITDA%	MVIC / LTM Revenue	MVIC / Gross Profit	MVIC / LTM EBITDA
Standard Deviation	0.09	0.06	0.66	1.48	4.49
Coefficient of Variation	0.32	0.55	0.58	0.38	0.43

	MVIC	Gross Profit%	EBITDA%
HVAC Segment	$ 92,454.9	6.9%	2.7%
Percentile Rank	*29.5%*	*0.0%*	*0.0%*

Continental Materials Corporation
Precedent Transactions Analysis
Schedule D.1

VALUE

Selected Precedent Transactions Analysis - Door Segment

$ Thousands

Date	Acquirer	Target & Description	MVIC	Revenue	Gross Profit%	EBITDA%	MVIC / LTM Revenue	MVIC / Gross Profit	MVIC / LTM EBITDA
5/20/2019	Continental Materials Corp.	Serenity Sliding Door Systems + Fastrac Building Supply	$ 5,217.4	$ 7,839.8	38.7%	25.4%	0.67 x	1.72 x	2.62 x
		Serenity manufactures sliding doors, and Fastrac is a supplier of commercial doors and hardware to healthcare and hospitality industries.							
11/16/2018	NCI Building Systems, Inc.	Ply Gem Parent, LLC	3,611,470.0	2,056,303.0	22.8%	11.1%	1.65 x	7.22 x	14.87 x
		Manufacturer of Exterior Building Products Including Siding, Fencing, Stone, Windows and Doors							
5/1/2017	Oldcastle Architectural, Inc.	Advanced Environmental Recycling Technologies, Inc.	102,118.4	85,347.0	26.3%	16.7%	1.20 x	4.55 x	7.17 x
		Advanced Environmental Recycling Technologies, Inc. develops, manufactures, and markets value-added green building products primarily in the United States.							
4/4/2017	BMC Stock Holdings, Inc.	Texas Plywood & Lumber Company, Inc.	32,100.0	55,200.0	N/A	N/A	0.58 x	N/A	N/A
		Texas Plywood & Lumber Company, Inc. supplies doors and millwork products for the builders of single family and multi-family markets in Dallas/Fort Worth markets.							
11/28/2016	Not Disclosed	Not Disclosed	10,500.0	11,746.3	30.5%	14.5%	0.89 x	2.93 x	6.15 x
		Manufacturer and Seller of Interior Doors							
6/30/2016	Universal Forest Products, Inc.	Idaho Western Inc.	10,787.0	21,000.0	N/A	N/A	0.51 x	N/A	N/A
		Idaho Western Inc. distributes and sells building product. Including prefinished primes insulted vinyl covered steel doors and primes steel doors							
4/9/2016	Not Disclosed	Not Disclosed	5,200.0	7,886.8	N/A	8.4%	0.66 x	7.84 x	7.88 x
		Distributor of building materials and supplies.							
11/2/2015	Quanex Building Products Corporation	WII Holding, Inc.	245,904.0	238,261.0	14.5%	12.0%	1.03 x	7.11 x	8.61 x
		Hardwood Components and Engineered Wood Products Manufacturer							
10/1/2015	Masonite International Corporation	USA Wood Door, Inc.	13,698.0	18,000.0	N/A	N/A	0.76 x	N/A	N/A
		USA Wood Door, Inc. supplies factory prefinished, led lined, molded panel, and other wood doors to contract hardware houses, commercial lumberyards, and millwork houses.							
8/30/2015	Patrick Industries, Inc.	North American Forest Products, Inc.	79,650.0	156,644.2	9.5%	5.4%	0.51 x	5.33 x	9.34 x
		Manufacturer of Wood Moldings and Wholesaler of Lumber							
8/1/2014	Builders Firstsource, Inc.	West Orange Lumber Company, Inc.	9,800.0	15,000.0	N/A	N/A	0.65 x	N/A	N/A
		West Orange Company, Inc. manufactures and supplies lumber, roof trusses, and custom windows and doors.							

Source: Deal Stats, Bloomberg, S&P CapitalIQ, SEC Filings

Criteria: Closed US Transactions Since 2010

MVIC > $5 MM / Sales > $5 MM

SIC: 5031, 5039, 5072, 5200

	MVIC	Revenue	Gross Profit%	EBITDA%	MVIC / LTM Revenue	MVIC / Gross Profit	MVIC / LTM EBITDA
Low	$ 5,200.0	$ 7,839.8	9.5%	5.4%	0.51 x	1.72 x	2.62 x
Lower Quartile	10,500.0	13,373.1	16.6%	9.7%	0.62 x	3.74 x	6.66 x
Median	13,698.0	21,000.0	24.5%	12.0%	0.67 x	5.33 x	7.88 x
Mean	56,639.7	243,020.7	23.7%	13.4%	0.83 x	5.24 x	8.09 x
Upper Quartile	79,650.0	120,995.6	29.4%	15.6%	0.96 x	7.17 x	8.98 x
High	245,904.0	2,056,303.0	38.7%	25.4%	1.65 x	7.84 x	14.87 x

	Gross Profit%	EBITDA%	MVIC / LTM Revenue	MVIC / Gross Profit	MVIC / LTM EBITDA
Standard Deviation	0.11	0.06	0.35	2.32	3.71
Coefficient of Variation	0.45	0.49	0.42	0.44	0.46

	Revenue	Gross Profit%	EBITDA%
Door Segment	$ 27,989.8	6.9%	2.7%
Percentile Rank	*52.0%*	*0.0%*	*0.0%*

Continental Materials Corporation
Precedent Transactions Analysis
Schedule D.2

VALUE INCORPORATED

Application of Multiples $ Thousands HVAC Segment 12/28/2019 As Reported Applied Multiple Indicated MVIC 10.00 x MVIC / EBITDA $ 3,413.7 $ 25,602.4 Indication - Pre COVID-19 Market Adjustment Indicated Value - Post Correction $ 25,602.4 -30.1% Guideline Company Results (Schedule C.9) Low Indication High Indication Average Indication EV / Forward EBITDA Plus: Cash $ 44,069.0 (1,969.7) $ 11,784.7 (344.1) $ 12,595.3 (344.1) Indicated MVIC $ 42,099.3 $ 12,251.2 (1) Note: HVAC modified to exclude acquisition earnout of $684,640 Continental Materials Corporation Guideline Company Analysis Schedule D.3 $ 11,440.6 $ 17,896.1 12/28/2019Indicated Modified1MVIC $ 4,786.7$ 47,867.4 Doors Segment Applied Multiple MVIC / EBITDA7.50 x COVID-19 Impact S&P 500 Building Products Index-30.1% $ 47,867.4 -30.1% AverageHigh IndicationIndication $ 48,418.1$ 52,767.2 (1,969.7)(1,969.7) $ 50,797.4 Indication - Pre COVID-19 Market Adjustment Indicated Value - Post Correction Guideline Company Results (Schedule C.9) Low Indication EV / Forward EBITDA$ 10,974.1 Plus: Cash(344.1) Indicated MVIC$ 10,630.1 Total HVAC + Doors Guideline Company Analysis Conclusions IndicationLowHigh Guideline Companies Analysis$ 52,729.4$ 63,048.7 Precedent Transactions Analysis$ 51,355.4+ 2.7%+ 22.8% $ 46,448.4 $ 33,459.3

Conclusion $ per Share Low Calculated High Discounted Cash Flow Analysis Indicated Range of Share Prices $ 7.48 $ 8.43 $ 9.53 Guideline Company Analysis EV / 2020 EBITDA Multiples EV / 2021 EBITDA Multiples Average $ 7.75 8.14 $ 9.17 9.88 $ 10.59 11.61 $ 7.95 $ 9.52 $ 11.10 Comparable Transactions Analysis Indicated Value n/a n/a n/a Continental Materials Corporation Conclusion Schedule E.1